                                                                   EXHIBIT 99.1



                        STOCK PURCHASE AND SALE AGREEMENT


                                   dated as of


                               November 16, 1999,


                                      among


                               The Sellers Listed
                         On the Signature Pages Hereto,


                          DIVERSIFIED DIEMAKERS, INC.,


                              INTERMET CORPORATION,


                                    JJM, LLC,
                         as the Sellers' Representative,


                            CERBERUS PARTNERS, L.P.,
                                as the Guarantor


                                       and


                              JOYCE JOHNSON-MILLER

                               TABLE OF CONTENTS

                                                                                                               Page

                                                      ARTICLE I

                                                    Defined Terms


         Section 1.01.  Definitions...............................................................................1

                                                      ARTICLE II

                                                   The Transaction

         Section 2.01.  The Transaction...........................................................................9
         Section 2.02.  Allocation of Purchase Price Among the Sellers............................................9
         Section 2.03.  Payment Mechanics.........................................................................9

                                                     ARTICLE III

                                                  Payment Mechanics

         Section 3.01.  Payment Mechanics.........................................................................9

                                                      ARTICLE VI
                                    The Closing: Effective Time; Conditions of Closing

         Section 4.01.  The Closing..............................................................................10
         Section 4.02.  Effective Time...........................................................................10
         Section 4.03.  Risk of Loss.............................................................................10
         Section 4.04.  Conditions Precedent to the Obligations of the Sellers...................................10
         Section 4.05.  Conditions Precedent to the Obligations of the Purchaser.................................11
         Section 4.06.  Efforts to Close.........................................................................14

                                                      ARTICLE V


                               Representations and Warranties of the Company and the Sellers

         Section 5.01.  Corporate Existence and Power............................................................14
         Section 5.02.  Authorization; Binding Effect............................................................14
         Section 5.03.  Contravention............................................................................14
         Section 5.04.  Consents.................................................................................15
         Section 5.05.  Capitalization...........................................................................15
         Section 5.06.  Subsidiaries.............................................................................15



         Section 5.07.  Financial Information....................................................................15
         Section 5.08.  Taxes....................................................................................16
         Section 5.09.  Litigation...............................................................................18
         Section 5.10.  Permits..................................................................................18
         Section 5.11.  Compliance with Laws.....................................................................18
         Section 5.12.  Absence of Certain Changes or Events.....................................................18
         Section 5.13.  Assets...................................................................................19
         Section 5.14.  Real Property and Leaseholds.............................................................20
         Section 5.15.  Equipment, Fixtures and Inventory........................................................21
         Section 5.16.  Material Contracts.......................................................................21
         Section 5.17.  Proprietary Rights.......................................................................23
         Section 5.18.  Customers and Suppliers..................................................................24
         Section 5.19.  Insurance................................................................................24
         Section 5.20.  Books and Records........................................................................24
         Section 5.21.  Environmental Matters....................................................................24
         Section 5.22.  Employees;  ERISA........................................................................26
         Section 5.23.  Affiliate Transactions...................................................................28
         Section 5.24.  Company Names; Chief Executive Office....................................................28
         Section 5.25.  Brokers, Finders.........................................................................28
         Section 5.26.  Year 2000 Compliance.....................................................................28
         Section 5.27.  Misstatements............................................................................29


                                                              ARTICLE VI
                                            Representations and Warranties of the Sellers

         Section 6.01.  Power....................................................................................29
         Section 6.02.  Authorization; Binding Effect............................................................29
         Section 6.03.  Contravention............................................................................30
         Section 6.04.  Consents.................................................................................30
         Section 6.05.  Litigation...............................................................................30
         Section 6.06.  Compliance with Laws.....................................................................30
         Section 6.07.  Stock Ownership..........................................................................30
         Section 6.08.  The Shares...............................................................................30
         Section 6.09.  Transactions with the Company............................................................30

                                                              ARTICLE VII


                                           Representations and Warranties of the Purchaser

         Section 7.01.  Corporate Existence and Power............................................................31
         Section 7.02.  Authorization;Binding Effect.............................................................31
         Section 7.03.  Contravention............................................................................31
         Section 7.04.  Consents.................................................................................31
         Section 7.05.  Litigation...............................................................................31




         Section 7.06.  Compliance with Laws.....................................................................32
         Section 7.07.  Securities Representations...............................................................32
         Section 7.08.  Customer Acknowledgment..................................................................32

                                                 ARTICLE VIII

                                  Covenants of the Company and the Sellers

         Section 8.01.  Conduct of Business Pending Closing......................................................32
         Section 8.02.  Access to Information; Cooperation.......................................................34
         Section 8.03.  Updating of Schedules....................................................................34
         Section 8.04.  Resignations.............................................................................35
         Section 8.05.  Shareholder Approval.....................................................................36
         Section 8.06.  Appointment of Sellers' Representative...................................................36
         Section 8.07.  Non-Competition..........................................................................36

                                                  ARTICLE IX

                                          Covenants of the Purchaser

         Section 9.01.  Indemnification..........................................................................38
         Section 9.02.  Continuation of Employee Benefit Plans...................................................38
         Section 9.03.  Financing................................................................................38

                                                   ARTICLE X

                                   Covenants of the Company, the Sellers and the Purchaser

         Section 10.01.  Disclosures.............................................................................39
         Section 10.02.  Confidentiality.........................................................................39
         Section 10.03.  Disclosure; Materiality; No Other Representations or Warranties.........................39
         Section 10.04.  Hart-Scott-Rodino Filing................................................................40
         Section 10.05.  Tax Returns.............................................................................40
         Section 10.06.  Cooperation on Tax Matters..............................................................44
         Section 10.07.  Post-Closing Cooperation................................................................44
         Section 10.08.  Taxes and Fees..........................................................................45
         Section 10.09.  Aircraft Transfer.......................................................................45





                                                   ARTICLE XI

                                                  Termination
         Section 11.01.  Termination.............................................................................45
         Section 11.02.  Expenses................................................................................45
         Section 11.03.  Effect of Termination...................................................................46

                                                  ARTICLE XII

                                                Indemnification

         Section 12.01.  Indemnification.........................................................................46
         Section 12.02.  Notice and Opportunity to Defend........................................................47
         Section 12.03.  Survival of Indemnification.............................................................48
         Section 12.04.  Baskets; Limitation on Liability; Allocation of
                                    Liability Among the Sellers..................................................49
         Section 12.05.  Reduction for Insurance.................................................................50
         Section 12.06.  Mitigation..............................................................................51
         Section 12.07.  No Special or Consequential Damages.....................................................51
         Section 12.08.  Exceptions..............................................................................51
         Section 12.09.  Sole and Exclusive Remedy...............................................................51
         Section 12.10.  Guarantee...............................................................................52

                                                 ARTICLE XIII

                                                Miscellaneous

         Section 13.01.  Notices ................................................................................53
         Section 13.02.  Counterparts............................................................................54
         Section 13.03.  Integration.............................................................................54
         Section 13.04.  Interpretation..........................................................................54
         Section 13.05.  Accounting Terms and Determinations.....................................................54
         Section 13.06.  Descriptive Headings....................................................................55
         Section 13.07.  Incorporation of Schedules and Exhibits.................................................55
         Section 13.08.  Amendment of Agreement..................................................................55
         Section 13.09.  Successors and Assigns..................................................................55
         Section 13.10.  No Waiver; Remedies.....................................................................55
         Section 13.11.  Severability............................................................................55
         Section 13.12.  Governing Law...........................................................................55
         Section 13.13.  No Third-Party Rights...................................................................56
         Section 13.14.  Submission to Jurisdiction;.............................................................56
         Section 13.15.  Further Assurances......................................................................56
         Section 13.16.  Waiver of Jury Trial....................................................................56


                                   Schedules

     Schedule 4.05(m)         Debt to be Repaid
     Schedule 5.04            Company Consents
     Schedule 5.05            Capitalization
     Schedule 5.05(b)         Options
     Schedule 5.07            Financial Statements
     Schedule 5.08            Certain Tax Matters
     Schedule 5.09            Litigation
     Schedule 5.10            Permits
     Schedule 5.11            Certain Regulatory Matters
     Schedule 5.12            Absence of Certain Changes or Events
     Schedule 5.13            Certain Assets
     Schedule 5.14            Real Property and Leaseholds
     Schedule 5.15            Equipment, Fixtures and Inventory
     Schedule 5.16            Material Contracts
     Schedule 5.17            Proprietary Rights
     Schedule 5.18            Customers and Suppliers
     Schedule 5.19            Insurance
     Schedule 5.21            Environmental Matters
     Schedule 5.22            Employees
     Schedule 5.23            Affiliate Transactions
     Schedule 5.24            Company Names; Chief Executive Office
     Schedule 5.26            Year 2000 Compliance
     Schedule 6.04            Seller Consents
     Schedule 6.09            Transactions with the Company
     Schedule 7.04            Purchaser Consents
     Schedule 8.01            Conduct of Business

                                    Exhibits


     Exhibit 4.05(c)          Form of Certificate of an Officer of the Purchaser
     Exhibit 4.05(g)          Form of Certificate of Secretary of the Purchaser
     Exhibit 4.06(c) Form of Certificate of Officer of the Company and the Sellers
     Exhibit 4.06(h) Form of Certificate of Secretary of the Company and certain Sellers
     Exhibit 4.06(i) Form of Opinion of Counsel for the Company and the Sellers

           STOCK PURCHASE AND SALE AGREEMENT dated as of November 16, 1999, among (a) DIVERSIFIED DIEMAKERS, INC., a Delaware corporation (the "Company"),
  (b) the holders of the Common Stock (as defined below) of the Company listed on the signature pages hereto (each, a "Shareholder", and collectively, the "Shareholders"), (c) INTERMET CORPORATION, a Georgia corporation (the "Purchaser"), (d) JJM, LLC, as the Sellers' Representative (as defined below), (e) CERBERUS PARTNERS, L.P., as the Guarantor (the "Guarantor") and (f) JOYCE JOHNSON-MILLER, solely for the purpose of Section 8.07.

                                    RECITALS

         A. The Shareholders own all of the issued and outstanding shares of Common Stock (the "Shares").

         B. On the terms and subject to the conditions contained in this Agreement the Purchaser desires to acquire from the Shareholders, and the Shareholders wish to sell to the Purchaser, the Shares, all as set forth herein.

                                    AGREEMENT

         In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                  Defined Terms

Section 1.01. Definitions. As used in this Agreement, the following terms have the meanings stated:

     "Accounts Receivable" means all rights to payments for goods sold or leased or for services rendered.

     "Action" means an action, suit, investigation, litigation, arbitration, audit or other proceeding, whether civil, criminal or administrative, in law or equity, before any arbitrator or Governmental Body.

     "Affiliate" of a Person means any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries.


     "Aircraft" means the Company's Citation II Aircraft and all engines, parts and equipment related thereto.

     "Aircraft Transfer" has the meaning stated in Section 10.09.

     "Assets" has the meaning stated in Section 5.13(a).

     "Balance Sheet" has the meaning stated in Section 5.07(a).

     "Balance Sheet Date" means March 29, 1999.

     "Basket Amount" has the meaning stated in Section 12.04(a).

     "Benefit Plan" means any Plan or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, program, arrangement, agreement or commitment (including any "employee benefit plans" as defined in ERISA) providing benefits to any current or former employee, officer, shareholder or director of the Company.

     "Business" means the business and operations of the Company as conducted by the Company on the date of this Agreement.

     "Capital Expenditure" of a Person means payments that are made by the Person for the rental, lease, purchase, construction or use of any property the value or cost of which under GAAP should be capitalized and appear on the balance sheet of the Person in the category of property, plant or equipment, without regard to the manner in which the payments or the instrument pursuant to which they are made are characterized by the Person including, without limitation, payments for the installment purchase of property and payments under Capitalized Leases.

     "Capital Stock" means any and all capital stock of any kind, including, without limitation, all types of equity, common stock or preferred stock or any other stock or shares of any kind or any interests convertible into any such capital stock.

     "Capitalized Lease" means any lease that in accordance with GAAP is or should be capitalized and appear on the balance sheet of the lessee.

     "Closing" has the meaning stated in Section 4.01.

     "Closing Date" has the meaning stated in Section 4.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Company" has the meaning stated in the heading of this Agreement.

     "Company Stock" has the meaning stated in Section 5.05(a).

     "Consents" means any approval, consent, authorization or order of, notice to or registration or filing with, any Governmental Body or other Person.

     "Contract" means any agreement, contract, license, lease, instrument, document, note, bond, mortgage, indenture, guarantee, or other legally binding commitment or obligation.

     "Controlled Group" for any Person at any date means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Person, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

     "Converted Stock Amount" means a number of shares equal to the sum of the number of shares of Company Stock outstanding immediately prior to the Effective Time.

     "Debt" of a Person at any date means, without duplication, the sum of (a) all obligations of the Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) as lessee under Capitalized Leases, (v) under letters of credit or Guarantees issued for the account of the Person (vi) arising under acceptance facilities, plus (b) all Debt of others Guaranteed by the Person, plus (c) all Debt of others secured by a Lien on any asset of the Person whether or not such Debt is assumed by the Person, plus (d) the aggregate Unfunded Vested Liabilities under each Plan of the Person.

     "Department of Justice" means the Department of Justice of the United States of America.

     "Dollars" and "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

     "Effective Time" has the meaning stated in Section 4.02.

     "Environmental Laws" means (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq. ("RCRA"), (c) the Federal Water Pollution Control Act of 1962, as amended, 33 U.S.C. ss. 1251 et seq., (d) the Clean Air Act of 1970, as amended, 42 U.S.C. ss. 7401 et seq., (e) the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., (f) the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f through 300j, (g) the Toxic Substance Control Act, 15 U.S.C. ss.ss. 2601 through 2629, (h) the Occupational Safety and Health Act, as amended, 29 U.S.C. ss. 651 et seq., (i) the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. ss.ss. 11001 to 11050, in each case as in effect on the date of this Agreement, and any other federal, state or local laws, ordinances, codes, rules and regulations as in effect on the date hereof, any judicial or administrative interpretations thereof in effect on the date hereof, and any judicial or administrative orders or judgments, relating to the release or the threatened release of hazardous substances, health, safety, industrial hygiene, pollution or environmental matters.

     "Equipment" means all tangible personal property of a Person, including, without limitation, all equipment and machinery in all of its forms, wherever located, now or hereafter existing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

     "Federal Trade Commission" means the Federal Trade Commission of the United States of America.

     "Fixtures" means all fixtures in all of their forms, wherever located, now or hereafter existing, including, without limitation, all accessions, additions, appurtenances and improvements to, parts, products and replacements of and documents and substitutes for the foregoing.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied throughout the periods to which reference is made.

     "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, local, domestic or foreign.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of the Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or the investment of funds in any other Person or otherwise protecting the holder of the Debt against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

     "Hazardous Materials" means any chemicals, materials, wastes or substances, including, without limitation, asbestos, polychlorinated biphenyls and petroleum products that are defined regulated, determined or identified as toxic or hazardous in any Environmental Laws, including, without limitation, substances defined as "hazardous substances" "hazardous materials," or "hazardous waste" in the CERCLA, the Hazardous

Materials Transportation Act, 49 U.S.C. ss. 180 et seq., or the RCRA, in each case, as in effect on the date hereof.

     "Indemnitee" has the meaning stated in Section 12.02(a).

     "Indemnitor" has the meaning stated in Section 12.02(a).

     "Indemnity Payment" has the meaning stated in Section 12.05.

     "Inventory" means all inventory, work in process and raw materials of the Person in all of its forms, wherever located, now or hereafter existing.

     "Knowledge of the Sellers" means the actual knowledge of (a) Joyce Johnson-Miller, (b) Morris Rowlett, (c) Bob Eckert, (d) Daniel Swannigan, (e) Don Hayes, (f) Dave Pagels, (g) Mark Krupp or (h) Lou Stevens.

     "Leaseholds" means all real property interests as lessee, together with all tenements, hereditaments, easements, rights of way, privileges and appurtenances to those and improvements on or to those interests.

     "Lien" means any mortgage, charge, claim, deed of trust, lien, pledge, security interest, option or encumbrance of any kind.

     "Losses" has the meaning stated in Section 12.01(a).

     "Material Contract" has the meaning stated in Section 5.16(a).

     "Material Adverse Effect" means a material adverse effect upon any of (a) the Business, results of operations, the Assets, the liabilities, condition (financial or otherwise), or prospects of the Company, (b) the legality, validity or enforceability of the Sale Documents, or (c) the ability of the Company or any Seller to perform any of their material obligations under the Sale Documents, except, in each case, for a material adverse effect due to (i) changes in general economic, regulatory or political conditions, (ii) changes affecting the die-casting or the automotive industries generally, (iii) union or labor related issues with respect to the Company's customers or (iv) customer reactions or responses to the transactions contemplated by the Sale Documents, including, without limitation, customers terminating, canceling, modifying or amending Material Contracts or purchase orders with the Company.

     "Material Consents" means the Consents set forth on Schedule 5.04, Schedule
6.04 and Schedule 7.04, in each case, that are marked with an asterisk.

     "Notices" has the meaning stated in Section 13.01.

     "Options" means the options to purchase shares of the Common Stock of the Company set forth on Schedule 5.05(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Per Share Amount" means (a) the Purchase Price, divided by (b) the Converted Stock Amount.

     "Permit" means any permit, license, franchise, approval, consent, permission, notice, waiver, certification, registration, qualification, clearance or other authorization issued, granted or given by or under the authority of any Governmental Body or pursuant to any federal, state or local Regulation.

     "Permitted Liens" means all (a) Liens securing Debt of the Company existing on the date hereof, (b) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, (c) Liens imposed by applicable Regulation such as mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business, to the extent that such liabilities do not exceed $50,000 in the aggregate, (d) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation, to the extent that such liabilities do not exceed $50,000 in the aggregate, (e) Liens incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith, to the extent such liabilities are adequately reserved for in the Financial Information, and (f) easements, rights-of-way, restrictions and other similar covenants or encumbrances which, in the aggregate, do not materially interfere with the operation of the Business.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Body.

     "Plan" of a Person means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Person or any member of its Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Person or any member of its Controlled Group is then making or accruing an obligation to make contributions or has within the preceding two plan years made contributions.

     "Prohibited Transaction" means any transaction described in Section 406 of ERISA or Section 4975 of the Code, for which an exemption does not apply.

     "Proprietary Rights" means all copyrights, trademarks, trademark registrations, service marks, trade names, patents, licenses, inventions, technology, processes and other intellectual property rights.

     "Purchase Price" means an amount equal to $160,000,000.

     "Purchaser" has the meaning stated in the heading of this Agreement, and its successors and permitted assigns.

     "Purchaser Indemnified Person" has the meaning stated in Section 12.01(a).

     "Real Property" means all real property interests, other than as lessee, together with all tenements, hereditaments, easements, rights of way, privileges and appurtenances to those interests and improvements and fixtures on or to those interests.

     "Regulation" means each applicable law, constitution, statute, rule, regulation or order by any Governmental Body and each writ, judgment, injunction, decree or award of any Governmental Body.

     "Relevant Property" means (a) any Real Property or Leasehold currently owned or operated by the Company, (b) any Real Property or Leasehold owned or operated by the Company or its predecessors prior to the Closing Date, and (c) any real property directly adjacent to any Real Property or Leasehold currently or formerly owned or operated by the Company or its predecessors.

     "Reportable Event" means any event stated in Section 4043 of ERISA.

     "Restricted Payment" means (a) any dividend or other distribution of any kind on any shares of a Person's Capital Stock and (b) any payments in cash or otherwise, on account of the purchase, redemption, retirement or acquisition of
(i) any shares of a Person's Capital Stock or (ii) any option, warrant or other right to acquire shares of a Person's Capital Stock.

     "Sale Documents" means this Agreement, all documents executed in connection with the transactions contemplated hereby and all other instruments by which the Shares are transferred by the Sellers to the Purchaser.

     "Securities Act" has the meaning stated in Section 7.07.

     "Seller" means each Shareholder and "Sellers" means all of the Shareholders.

     "Seller Indemnified Person" has the meaning stated in Section 12.01(b).

     "Sellers' Representative" has the meaning stated in Section 8.06.

          "Shareholder" has the meaning stated in the heading of this Agreement.

          "Shares" has the meaning stated in the recitals of this Agreement.

          "Significant Customer" has the meaning stated in Section 5.18(a).

          "Subsidiary" of a Person means any Person of which Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors, the manager or other persons performing similar functions are at the time directly or indirectly owned by the Person.

          "Tax" or "Taxes" means all taxes, charges, fees, levies, duties, imposts, deposits, withholdings, restrictions and other similar governmental charges, together with all fines, interest, penalties, additions to tax or other tax, assessment or charge of any kind, in each case, whether or not disputed.

          "Tax Representations" has the meaning stated in Section 12.03(a).

          "Tax Return" means any federal, state, local or foreign report, return, declaration or other form relating to Taxes, including any schedule thereto or amendment thereof.

          "Termination Date" has the meaning stated in Section 11.01(b).

          "Third Party Claim" has the meaning stated in Section 12.02(a).

          "Unfunded Vested Liabilities" of a Person means, with respect to any Benefit Plan at any time, the excess of (a) the present value of all vested nonforfeitable benefits under the Benefit Plan over (b) the fair market value of all Benefit Plan assets allocable to those benefits, all determined as of the then most recent valuation date for the Benefit Plan, but only to the extent that the excess represents a potential liability of the Person or any member of its Controlled Group to the PBGC or the Benefit Plan under Title IV of ERISA.

                                   ARTICLE II

                                 The Transaction

          Section 2.01. The Transaction. Upon the terms and subject to the conditions of this Agreement, at the Closing, for an aggregate amount payable by the Purchaser to the Sellers equal to the Purchase Price, the Purchaser agrees to purchase, accept and acquire from the Sellers, and each of the Sellers, severally, and not jointly and severally, agrees to sell, assign, convey and deliver to the Purchaser, the Shares (in the amounts set forth opposite each such Seller's name on Schedule 5.05(a) hereof). Immediately prior to the Effective Time, each Option outstanding immediately prior to the Effective Time will be canceled.

          Section 2.02. Allocation of Purchase Price Among the Sellers. As consideration for the sale, transfer, assignment, conveyance and delivery of the Shares to the Purchaser pursuant to this Agreement, each Shareholder will be entitled to receive an amount equal to the product of (i) the Per Share Amount, multiplied by (ii) the number of Shares surrendered by such Shareholder to the Purchaser.

          Section 2.03. Payment Mechanics. All payments to be made by, or on behalf of, the Company (a) in order to cancel the Options set forth on
     Schedule 5.05(a), (b) to pay the "stay"bonuses listed on Schedule 5.12(vi), and (c) to pay the SARs listed on Schedule 5.12(c)(vi) will only be made by the Company out of (a) available cash generated in the ordinary course of the Company's business, (b) increasing the Company's Debt described on
     Schedule 4.05(m), or (c) from proceeds received by the Sellers in connection with the transactions contemplated by the Sale Documents. The Sellers represent and warrant that the aggregate amount of the payments to be made (i) in respect of "stay" bonuses will not exceed $1,500,000 (including the payments to be made in connection with the Ganton Technologies Inc. transaction) and (ii) in respect of all of the amounts referred to in the preceding sentence (including the "stay" bonuses will not exceed $20,000,000 (including the payments to be made in connection with the Ganton Technologies Inc. transaction).

                                   ARTICLE III

                                Payment Mechanics

          Section 3.01. Payment Mechanics. Upon the terms and subject to the conditions of this Agreement, as payment in full of the Purchase Price for the purchase of the Shares, at the Closing, the Purchaser will pay to the Sellers' Representative, by wire transfer of immediately available funds, an amount in cash equal to the Purchase Price. Each Shareholder shall be entitled to receive an amount in cash equal to the product of (i) the Per Share Amount, multiplied by (ii) the number of Shares surrendered by such Shareholder to the Purchaser.

                                   ARTICLE IV

          The Closing; Effective Time; Conditions of Closing

          Section 4.01. The Closing. The closing of the sale, transfer, assignment, conveyance and delivery of the Shares as contemplated by the Sale Documents (the "Closing"), will take place at the offices of Richards Spears Kibbe & Orbe, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m. (New York City time), on December 15, 1999, or, if later, within five business days of the satisfaction or waiver of all conditions to closing contained in this Agreement, or at such other location or time as the parties may agree in writing, but in no event later than the Termination Date (such date of the Closing being hereinafter referred to as the "Closing Date").

          Section 4.02. Effective Time. The sale, transfer, assignment, conveyance and delivery of the Shares contemplated by the Sale Documents will be effective as of 12:01 a.m. New York City time on the Closing Date (such time being referred to herein as the "Effective Time").

          Section 4.03. Risk of Loss. Until the Closing, any loss of or damage to the Assets from fire, casualty or any other occurrence will be the responsibility of the Company and the Sellers.

          Section 4.04. Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers under the Sale Documents are expressly subject to the fulfillment of each of the following conditions, unless waived by the Sellers' Representative in writing, at or before the Closing:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser contained in the Sale Documents shall have been true and correct in all material respects when made and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Performance of Agreements. The Purchaser shall have performed and complied in all material respects with all of its covenants and other obligations contained in the Sale Documents required to be performed or complied with by the Purchaser at or before the Closing.

                  (c) Compliance Certificate. The Sellers' Representative shall have received a certificate of the President or a Vice President of the Purchaser substantially in the form of Exhibit 4.04(c) as to the fulfillment of the conditions set forth in Section 4.04(a) and Section 4.04(b).

                  (d) Consents. The Sellers' Representative shall have received copies of all of the Material Consents. The "ultimate parent entity" (as defined in the Hart-Scott-Rodino Act) of the Purchaser shall have made all necessary filings and obtained all necessary consents and clearances required under the Hart-Scott-Rodino Act, and any waiting period required under the Hart-Scott-Rodino Act shall have expired or have been terminated early.

                  (e) No Actions. There shall be no (i) Action pending or threatened by or before any Governmental Body or by any other Person
         (A) challenging or seeking to restrain or prohibit the transactions contemplated by the Sale Documents or (B) seeking to obtain from the Sellers or the Company in connection with the transactions contemplated by the Sale Documents any damages that are material in relation to the Purchase Price, or (ii) Regulation in effect that has had or could reasonably be expected to have any of the consequences referred to in clause (i) above.

                  (f) Purchase Price. The Sellers' Representative shall have received the Purchase Price by wire transfer of immediately available funds.

                  (g) Secretary's Certificate. The Sellers' Representative shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser, substantially in the form of Exhibit 4.04(g), with respect to (i) the articles of incorporation of the Purchaser, (ii) the bylaws of the Purchaser, (iii) the resolutions of the Board of Directors of the Pur-chaser approving each Sale Document to which the Purchaser is a party and the other documents to be delivered by it under the Sale Documents and the performance of the obligations of the Purchaser thereunder and (iv) the names and true signatures of the officers of the Purchaser authorized to sign each Sale Document to which it is a party and the other documents to be delivered by it under the Sale Documents.

                  (h) Good Standing Certificate. The Sellers' Representative shall have received a certificate of the Secretary of State of the jurisdiction in which the Purchaser is organized, dated as of a recent date, as to the good standing of the Purchaser and as to the charter documents of the Purchaser on file in the office of the Secretary of State.

         Section 4.05. Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser under the Sale Documents are expressly subject to the fulfillment of each of the following conditions, unless waived by the Purchaser in writing, at or before the Closing:

                  (a) Representations and Warranties. The representations and warranties of the Sellers and the Company contained in the Sale Documents shall have been true and correct in all material respects when made and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Performance of Agreements. Each of the Company and the Sellers shall have performed and complied in all material respects with all of their covenants and other obligations contained in the Sale Documents required to be performed or complied with by them at or before the Closing.

                  (c) Compliance Certificate. The Purchaser shall have received a certificate of (i) the President or a Vice President of the Company and (ii) of each of the Sellers, in each case, substantially in the form of Exhibit 4.05(c) as to the fulfillment of the conditions set forth in Section 4.05(a) and Section 4.05(b).

                  (d) Consents. The Purchaser shall have received copies of all Material Consents. The "ultimate parent entity" (as defined in the Hart-Scott-Rodino Act) of the Company shall have made all necessary filings and obtained all necessary consents and clearances required under the Hart-Scott-Rodino Act, and any waiting period required under the Hart-Scott-Rodino Act shall have expired or have been terminated early.

                  (e) No Actions. There shall be no (i) Action pending or threatened by or before any Governmental Body or by any other Person
         (A) challenging or seeking to restrain or prohibit the transactions contemplated by the Sale Documents, or (B) seeking to obtain from the Purchaser or any of its Affiliates in connection with the transactions contemplated by the Sale Documents any damages that are material in relation to the Purchaser or any of its Affiliates, or (ii) Regulation in effect that has had or could reasonably be expected to have any of the consequences referred to in clause (i) above.

                  (f) Material Adverse Effect. There shall have been no change that would have a Material Adverse Effect since the date of this Agreement.

                  (g) Shares; Shareholder Approval; Options. The Purchaser shall have received the certificates representing all of the issued and outstanding Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank. The requisite number of shareholders of the Company shall have approved the transactions contemplated by the Sale Documents. All of the outstanding Options shall have been canceled and the Purchaser shall have received from each holder of Options an agreement stating (or other evidence satisfactory to the Purchaser) that all Options held by such individual have been canceled.

                  (h) Secretary's Certificate. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of each of the Company and the Sellers (which are corporations or other entities), substantially in the form of Exhibit 4.05(h), with respect to (i) the articles of incorporation of the Company and such Sellers, (ii) the bylaws of the Company and such Sellers, (iii) the resolutions of the Board of Directors and the stockholders of the Company and the Sellers approving each Sale Document to which the Company or any such Seller is a party and the other documents to be delivered by it under the Sale Documents and the performance of the obligations of the Company or any such Seller thereunder, and (iv) the names and true signatures of the officers of the Company and each such Seller authorized to sign each Sale Document to which it is a party and the other documents to be delivered by it under the Sale Documents.

                  (i) Opinion of Counsel. The Purchaser shall have received an opinion of Richards Spears Kibbe & Orbe, counsel for the Company and the Sellers, substantially in the form of Exhibit 4.05(i).

                  (j) Good Standing Certificate. The Purchaser shall have received a certificate of the Secretary of State of the jurisdiction in which the Company is organized, dated as of a recent date, as to the good standing of the Company and as to the charter documents of the Company on file in the office of the Secretary of State.

                  (k) Resignations. The members of the Board of Directors of the Company designated by the Purchaser pursuant to Section 8.04 shall have resigned from the Board of Directors of the Company.

                  (l) Minute Books. The Company shall have delivered to Purchaser all minute books, stock transfer books, stock certificate books and corporate seals of the Company.

                  (m) Debt Repayment. At or prior to the Closing (i) the Sellers shall have repaid in full, including all interest, penalties, termination charges or other charges, the outstanding Debt described on
         Schedule 4.05(m), (ii) the Purchaser shall have received evidence of such repayment and (iii) the holders of such Debt shall have released or agreed in writing to release all Liens on any of the Assets.

                  (n) UCC Searches. Purchaser shall have received current Uniform Commercial Code and state, local and federal tax, sales and unemployment compensation tax, judgment, bankruptcy and similar lien searches (paid for by the Purchaser) showing no Liens against the Assets, other than Permitted Liens and other than as set forth on the disclosure Schedules.

                  (o) FIRPTA Certificates. Purchaser shall have received from each Seller a certificate executed by such Seller that, as of the Closing Date, the Seller is not a "foreign person" within the meaning of Section 1445 of the Code and the Regulations thereunder, in form and substance acceptable to counsel for the Purchaser.

                  (p) "Stay" Bonuses and SARs. The Company shall have paid the "stay" bonuses to the persons listed on Schedule 5.12(vi) and the stock appreciation rights (the "SARs") set forth on Schedule 5.12(c)(vi) and such SARs shall have been canceled and the Purchaser shall have received from each holder of SARs an agreement stating (or other evidence satisfactory to the Purchaser) that all SARs held by such individual have been canceled.

         Section 4.06.  Efforts to Close.

         (a) Purchaser's Efforts. The Purchaser will use its commercially reasonable efforts to cause the satisfaction of the conditions set forth in
Section 4.04 which are within the Purchaser's control and to cause the transactions contemplated by the Sale Documents to be consummated, in each case, on or prior to the Termination Date.

         (b) Company's and Sellers' Efforts. Each of the Sellers and the Company will use their respective commercially reasonable efforts to cause the satisfaction of the conditions set forth in Section 4.05 which are within such parties' control and to cause the transactions contemplated by the Sale Documents to be consummated, in each case, on or prior to the Termination Date.

                                    ARTICLE V

         Representations and Warranties of the Company and the Sellers

         Each of the Company and the Sellers represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

         Section 5.01. Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified under the laws of each jurisdiction in which qualification is required to own, lease or license its properties or to carry on the Business, except where the failure to have such status would not have a Material Adverse Effect and (c) has all necessary corporate power and authority required to own the Assets, to carry on the Business and to execute and deliver each of the Sale Documents and to consummate the transactions contemplated thereby.

         Section 5.02. Authorization; Binding Effect. The execution and delivery by the Company of each of the Sale Documents to which it is a party, the performance by it of its obligations under such Sale Documents and the consummation of the transactions contemplated thereby has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, and each of the other Sale Documents to which the Company is or may become a party is, or when executed and delivered in accordance with this Agreement will be, legal, valid and binding obligations of the Company enforceable against it in accordance with its terms.

         Section 5.03. Contravention. Neither the execution, delivery and performance of the Sale Documents by the Company nor the consummation of the transactions contemplated thereby will (with or without notice or lapse of time or both) (a) violate or breach any provision of the Company's certificate of incorporation or bylaws, (b) violate or breach any Regulation by which the Company or any of the Assets are bound or affected, (c) assuming the receipt of all of the Consents set forth on Schedule 5.04 and Schedule 6.04 prior to the Closing, breach or result in a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice under, any Material Contract, except with respect to subparagraph (b) and (c) of this Section 5.03, for such violations, breaches, defaults or other events which would not have a Material Adverse Effect.

         Section 5.04. Consents. Except for the Consents set forth on Schedule 5.04, all Consents have been obtained which are required in connection with (a) the due execution, delivery and performance by the Company of the Sale Documents, and (b) the consummation of the transactions contemplated by the Sale Documents by the Company.

         Section 5.05.  Capitalization.

         (a) Authorized, Issued and Outstanding Shares. The authorized Capital Stock of the Company consists of only 15,000 shares of Common Stock. As of the date of this Agreement, only 10,000 shares of Common Stock (the "Company Stock") are issued and outstanding, all of which shares have been duly authorized, validly issued and are fully paid and nonassessable. Except for such Company Stock, there are no other shares of Capital Stock of the Company outstanding.
Schedule 5.05(a) sets forth the number of issued and outstanding shares of each class of the Company's Capital Stock, the names of the record owners thereof, and the number of shares held by each such owner.

         (b) Rights, Options, Warrants, Etc. Except as set forth on Schedule 5.05(b), (i) there are no preemptive rights on the part of any holder of any Capital Stock of the Company, and (ii) there are no securities, options, warrants, puts, calls, subscriptions or rights or agreements outstanding that obligate the Company to issue, sell, purchase or redeem any shares of its Capital Stock of any class or any securities convertible into or exchangeable for any such shares. No shares of Capital Stock of the Company are held in the Company's treasury and no shares of Capital Stock of the Company are reserved for issuance.

         (c) No Other Agreements. Except as set forth on Schedule 5.05(c), there are no voting trusts, stockholder agreements, or proxies in effect with respect to the voting or transfer of any of the Company Stock.

          Section 5.06. Subsidiaries. The Company owns no interest in and does not control, directly or indirectly, any Subsidiary.

          Section 5.07.  Financial Information.

         (a) Balance Sheets. The audited balance sheets of the Company dated as of the Balance Sheet Date (the "Balance Sheet") and December 31, 1997 and the unaudited balance sheet of the Company dated October 30, 1999 (including the footnotes to such financial statements), copies of which are attached hereto as
Schedule 5.07(a), except as set forth on Schedule 5.07(a), were prepared in accordance with GAAP and fairly present the financial position of the Company as of their respective dates.

         (b) Other Financial Statements. The audited statements of operations, statements of changes in shareholder's equity and statements of cash flows of the Company for the 12-month periods ended on the Balance Sheet Date and December 31, 1997, and the unaudited statement of operations and statement of cash flows of the Company for the 7-month period ended October 30, 1999 (including the footnotes to such financial statements), copies of which are attached hereto as Schedule 5.07(b), except as set forth on Schedule 5.07(b), were prepared in accordance with GAAP (except with respect to the unaudited statements, for the absence of footnotes and subject to year end adjustments) and fairly present the results of operations, changes in shareholder's equity (except for the interim statements which do not include changes in shareholder's equity) and cash flows of the Company for such period (the balance sheets described in subsection (a) above, and the other financial statements described in subsection (b) being referred to herein as the "Financial Information").

         (c) Accounts Payable and Accounts Receivable. All of the accounts payable of the Company reflected in the Balance Sheet were, and those reflected on the books of the Company on the Closing Date will have been, as of the Closing Date, incurred in the ordinary course of the Company's business. All Accounts Receivable of the Company reflected in the Balance Sheet have arisen, and those reflected on the books of the Company on the Closing Date will arise, from bona fide transactions in the ordinary course of business of the Company. The charges, accruals and reserves on the books of the Company in respect of the accounts payable and the Accounts Receivable were calculated in a manner consistent with past practice. The Company has not accelerated the collection of its Accounts Receivable, or slowed down the payment of accounts payable, in each case, outside the ordinary course of the Company's business.

         (d) Accounting Changes. Except as set forth on Schedule 5.07(d), during the Company's two previous fiscal years, the Company has not changed any material accounting methods or principles used in recording transactions on its books or in preparing its financial statements. The Company has not agreed or is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local Tax law by reason of a change in accounting method initiated by the Company nor has the Company made any application that is currently pending with any Governmental Body requesting permission for any changes in accounting methods that relate to the Business or the Assets. To the Knowledge of the Sellers, neither the Internal Revenue Service nor other applicable Taxing authority has proposed any such adjustment or change in accounting method.

         Section 5.08.  Taxes.

         (a) Filing of Tax Returns and Payment of Taxes. Except as set forth on
Schedule 5.08(a), the Company has timely paid or made provision for all Taxes required to be paid by the Company and has filed all federal, state, local and foreign Tax Returns that are required to be filed by it and have paid all Taxes due pursuant to those Tax Returns. All such Tax Returns were correct and complete in all material respects when filed. The Company has made available to the Purchaser correct and complete copies of the appropriate portion of the Company's parent's federal income Tax Return for the fiscal years ended December 31, 1996 through December 31, 1998. The charges, accruals and reserves on the books of the Company in respect of Taxes were calculated in a manner consistent with GAAP, F.A.S.B. No. 5 and past practice. The Company has established a Tax reserve or account payable in an amount sufficient for all accrued and unpaid federal, state, county and local and foreign Taxes of the Company, whether or not disputed, including any penalties, interest and related charges and fees in connection therewith, for all complete fiscal periods of the Company.

         (b) Withholding Taxes. All Taxes that the Company is required to withhold or collect have been withheld or collected and, to the extent required, have been paid over to the proper Governmental Body on a timely basis. Proper amounts have been withheld by the Company from its employees in compliance with Tax withholding provisions of applicable federal, state, local and foreign Regulations.

         (c) Audits. Schedule 5.08(c) sets forth a correct and complete list of all audits of the Company by any Taxing authority in the past three years. Except as set forth on Schedule 5.08(c), no such audit is in progress. There were no material adjustments to the Company's Tax Returns as a result of any such audit. All deficiencies proposed as a result of such examinations or audits have been paid or finally settled. The Company has not received any written notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign Taxing authority related to the Company's Tax Returns or Tax liability for any period and no claim for special assessment or collection of Taxes has been asserted in writing against the Company.

         (d) Waivers. The Company has not entered into any agreements for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any federal, state or local Taxes or the filing of any Tax Return.

         (e) Claims by Certain Jurisdictions. Except as set forth in Schedule 5.08(e), to the Knowledge of the Sellers, no claim has been made by any Taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxation in that jurisdiction.

         (f)  Other Tax Matters.

         (i) The Company has not executed any closing agreement pursuant to
Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state, local or foreign Tax law.

         (ii) The Company has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

         (iii) None of the assets owned by the Company is property that is required to be treated as owned by any other Person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         Section 5.09. Litigation. Except as set forth on Schedule 5.09, there is no material Action or any lawsuit pending, or to the Knowledge of the Sellers, threatened, (a) against the Company, (b) that questions the validity of any of the Sale Documents or (c) affecting any of the Assets or the Business.

         Section 5.10. Permits. The Company holds all material Permits necessary to enable it to own the Assets and to conduct the Business, all such Permits are in full force and effect and, to the Knowledge of the Sellers, all such Permits were validly issued. Schedule 5.10 sets forth a correct and complete list of all such Permits. The Company is not in violation of or in default under any Permit which violation or default would have a Material Adverse Effect.

         Section 5.11.  Compliance with Laws.

         (a) General Compliance. Except as set forth on Schedule 5.11, the Company is in compliance in all material respects with each Regulation and Permit applicable to the Business and the Assets.

         (b) Specific Regulations. On the Closing Date, the "ultimate parent entity" (as defined in the Hart-Scott-Rodino Act) of the Company will be in full compliance with all of the provisions of the Hart-Scott-Rodino Act in connection with the transactions contemplated by the Sale Documents.

         Section 5.12. Absence of Certain Changes or Events. Except as set forth on Schedule 5.12, since the Balance Sheet Date (except for item (ix) below which is since October 30, 1999), (a) there has not occurred any change that has had a Material Adverse Effect, (b) the Company has conducted its business only in the ordinary course; provided, however, that nothing in the Sale Documents shall limit or impair the ability of the Company to repay outstanding Debt from available cash, provided such cash is generated in the ordinary course of business, including, without limitation, all receipts, checks and items in the Company's "lock-box" as of the Closing

(whether or not such receipts, checks or items have cleared), and such repayment shall not constitute a breach of this Section 5.12, and (c) the Company has not done or experienced any of the following:

               (i) (A) Transferred any material portion of the Assets, other than pursuant to the Aircraft Transfer and sales of Inventory in the ordinary course of business or (B) permitted any portion of the Assets to become subject to any Liens;

               (ii) Canceled, settled or compromised any material Debt owed to the Company;

               (iii) Made any loan or advance to any Person, or Guaranteed any obligation of any Person, in each case in excess of $300,000;

               (iv) Made or acquired any investment in any Person, merged, consolidated with, or entered into a business combination with any Person, or sold substantially all of its assets to any other Person;

               (v) Entered into any Contract with any of its Affiliates or any of the Sellers, other than the Aircraft Transfer;

               (vi) Except in the ordinary course of business, paid or agreed to pay any bonus, extra compensation, pension or severance pay, or otherwise materially increased the wage, salary or compensation (of any nature) to its directors, officers or employees earning more than $100,000 per year;

               (vii) Suffered any damage, destruction or casualty loss or any taking of the Assets, by condemnation or eminent domain, in each case, in excess of $300,000 in the aggregate;

               (viii) Made any material change in the Company's method of doing business or made any change in its accounting principles or practices unless required by GAAP;

               (ix) Since October 30, 1999 only (A) accelerated the collection of Accounts Receivable, or slowed down the payment of accounts payable, in each case, outside the ordinary course of business or outside the stated terms (if any) for such Accounts Receivable or accounts payable or (B) made or paid any dividend or distribution in respect of the Company's capital stock; or

               (x) Entered into any Contract to do any of the foregoing.

          Section 5.13.  Assets.

         (a) Condition of Assets. Subject to the provisions of clause (d) below, except as set forth on Schedule 5.13(a), all of the material properties and material assets, including, without limitation, all Real Property, Leaseholds, Equipment, Fixtures, Inventory, Contract rights and Proprietary Rights owned, leased or used by the Company (such properties and assets being the

"Assets") are in good condition and repair, except for ordinary wear and tear which does not have a Material Adverse Effect.

         (b) Title to the Assets. Subject to the provisions of clause (d) below, except as set forth on Schedule 5.13(b), the Company has good and marketable title to, or right to use, all of the Assets. The Company's interest in each of the Assets is free and clear of all Liens, except for Permitted Liens.

         (c) No Adverse Impact on Assets. Subject to the provisions of clause
(d) below), assuming the receipt of all of the Consents set forth on Schedule
5.04 and Schedule 6.04 on or prior to the Closing, except as set forth on
Schedule 5.13(c), following the consummation of the transactions contemplated by the Sale Documents, the Company will continue to own, lease or have the right to use, its respective interest in the Assets, other than the Aircraft.

         (d) Limitation on Representation. Notwithstanding any provision of the Sale Documents to the contrary, without limiting the representation in the first sentence of Section 5.16(c), neither the Company nor any of the Sellers makes any representation or warranty, express or implied, with respect to (i) the continuation, termination, cancellation, modification or amendment by any of the Company's customers of any of the Material Contracts or relationship with the Company's customers or (ii) the ownership or right of the Company to use any of the customer's Equipment.

         Section 5.14.  Real Property and Leaseholds.

         (a) Schedule. Schedule 5.14 sets forth a correct and complete list and legal description of all Real Property and all Leaseholds in which the Company has an interest and its location. The Company has good, marketable and insurable title, in fee simple, to the Real Property, subject to Permitted Liens. Except as set forth in Schedule 5.14, none of the Real Property is subject to any lease or sublease. The Company has a valid leasehold interest in each of the Leaseholds. Except as set forth on Schedule 5.14(a), each of the Leaseholds is the subject of a written lease agreement, and to the Knowledge of the Sellers, there are no oral terms inconsistent with the written terms thereof. The Real Property and Leaseholds are adequate for the conduct of the Business as conducted by the Company on the date of this Agreement.

         (b) Liens. Except as set forth on Schedule 5.14(b), no work has been performed on, or materials supplied to, any of the Real Property or Leaseholds currently owned or leased by the Company within the applicable statutory period which would give rise to any mechanic's or materialmen's Liens, except for such Liens that would constitute Permitted Liens.

         (c) Condemnation and Eminent Domain. Except as set forth on Schedule 5.14(c), there is no pending or, to the Knowledge of the Sellers, threatened condemnation or eminent domain proceeding with respect to any of the Real Property or Leaseholds.

         (d) Real Estate Taxes. Except as set forth in Schedule 5.14(d), (i) there are no Taxes or assessments other than ordinary real estate taxes pending or payable against any of the Real Property or Leaseholds and, to the Knowledge of the Sellers, there are no contingencies existing under which any special assessment for real estate Taxes may be retroactively filed against any of the Real Property or Leaseholds currently owned or leased by the Company, and (ii) to the Knowledge of the Sellers, there is no proposed special assessment with respect to Taxes that may affect any of the Real Property or Leaseholds currently owned or leased by the Company.

         (e) No Restrictions. Except as set forth on Schedule 5.14(e), and except for Permitted Liens, there are no easements or rights of way across, encroachments by improvements on adjoining premises, or encroachments on adjoining premises with respect to any of the Real Property or Leaseholds that would as of the date hereof or as of the Closing Date, materially affect the ability of the Company to conduct the Business as currently conducted by the Company on the date of this Agreement.

         Section 5.15.  Equipment, Fixtures and Inventory.

         (a) Possession. Schedule 5.15(a) sets forth a correct and complete list and description of all Equipment and Fixtures in which the Company has an interest. Except as set forth on Schedule 5.15(a), the Company is in possession of the Equipment and Fixtures in which the Company has an interest.

         (b) Inventory. Schedule 5.15(b) sets forth the Inventory of the Company. Except as set forth on Schedule 5.15(b), all Inventory classified as such in the Balance Sheet, and all additions to Inventory since that date, consist of items which are usable or saleable in the ordinary course of the business of the Company and are carried on the Balance Sheet at their original cost in accordance with "last-in, first-out" accounting consistent with past practice. The charges, accruals and reserves on the books of the Company in respect of obsolete and slow moving Inventory were calculated in a manner consistent with past practice.

         Section 5.16.  Material Contracts.

          (a) Schedule of Material Contracts. Schedule 5.16 sets forth a correct and complete list of all of the Material Contracts to which the Company is a party or by which the Business or the Assets are bound or subject. As used in this Agreement, "Material Contracts" means all:

               (i) mortgages, deeds of trust, indentures, security agreements, pledge agreements or other Contracts granting a Lien (other than Permitted Liens) to any Person;

               (ii) credit agreements, loan agreements, indentures, Guarantees, Capitalized Leases, notes, debentures, bonds, interest rate swaps, interest rate or foreign exchange or other hedging agreements, and other evidences of Debt in respect of which the Company is obligated or liable;

               (iii) Contracts under which the Company has made or agreed to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, and all joint venture, partnership and limited liability company agreements to which the Company is a party;

                  (iv) Contracts under which the Company (A) has a Leasehold interest or (B) is the lessor or sublessor of Real Property;

                  (v) Contracts under which the Company is lessee or lessor of any personal property involving aggregate payments of more than $300,000 in any 12-month period;

                  (vi) Contracts for any Capital Expenditure involving aggregate payments of at least $300,000 in any 12-month period;

                  (vii) Contracts for the sale or purchase of assets, goods, materials, supplies, machinery or services (other than Capital Expenditures), in each case, either (A) involving aggregate payments of at least $300,000 in any 12-month period or (B) involving aggregate payments of at least $150,000 in any 12-month period which is not terminable by the Company within 12 months;

                  (viii) Contracts pursuant to which the Company licenses (as licensee or licensor) any material Proprietary Rights;

                  (ix) Contracts for the sale of any material portion of the Company's assets (other than for the sale of goods in the ordinary course of the Company's business), involving more than $300,000 in the aggregate;

                  (x) Contracts which require the Company to deal on an exclusive basis with any Person or restrict the Company from doing any kind of business or from doing business with any Person or in any geographic area or from competing with any Person;

                  (xi) Employment or consulting Contracts and Contracts with any labor union or other collective bargaining group and all Contracts relating to Benefit Plans;

                  (xii) Contracts with any shareholder, director, officer or other Affiliate of the Company or any Seller and all shareholders' agreements, proxies, voting trusts, or powers of attorney to act on behalf of the Company;

                  (xiii) sales agency, dealer, distribution, brokerage or franchise Contracts; and

                  (xiv) Other Contracts to which the Company is a party or by or to which it or any of the Assets or the Business is bound or subject which has an aggregate future liability, benefit or right to payment to any Person in excess of $300,000 and which are not in the ordinary course of the Company's business.

         (b) Copies of Material Contracts. Prior to the date of this Agreement, the Company has furnished to the Purchaser correct and complete copies of all Material Contracts; provided, however, that to the extent that the Company has not disclosed certain confidentiality agreements to the Purchaser, the Company represents and warrants that such confidentiality agreements contain normal and customary terms typically found in confidentiality agreements of this nature.

         (c) Enforceability. Except as specifically set forth below (i) each of the Material Contracts (A) has been duly authorized, executed and delivered (other than purchase orders and oral Contracts which are not executed or delivered) by the Company and is in full force and effect and (B) is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms or (ii) to the Knowledge of the Sellers, except as set forth on Schedule 5.16(c), there exists no default under any of the Material Contracts by the Company. The Purchaser expressly acknowledges and agrees, that notwithstanding any provision of the Sale Documents to the contrary, without limiting the representation set forth in the immediately preceding sentence, (A) neither the Company nor any of the Sellers makes any representation or warranty, express or implied, with respect to the continuation, termination, cancellation, modification or amendment by the Company's customers of any of the Material Contracts or relationship with the Company's customers, and (B) the Purchaser will assume the risk of, and neither the Company nor any of the Sellers will have any liability with respect to, the Company's customers terminating, canceling, modifying or amending any Material Contract or relationship with any of the Company's customers, whether or not such customers have the legal right to so terminate, modify, cancel or amend such Material Contracts.

         (d) Liens and Debt. Schedule 5.16(d)(i) sets forth a correct and complete list and description of all of the Liens (other than Permitted Liens) attaching to the Assets, and Schedule 5.16(d)(ii) sets forth a correct and complete list and description of the Debt outstanding and which may be outstanding under each of the Material Contracts described in Section 5.16(a)(ii).

         Section 5.17.  Proprietary Rights.

         (a) Ownership or Right to Use. Schedule 5.17(a) sets forth a correct and complete list of all Proprietary Rights in which the Company has an interest. The Company owns, or has the right to use, all material Proprietary Rights necessary to conduct the Business as currently conducted by the Company.

         (b) Agreements. Except as set forth on Schedule 5.17(b), the Company has not granted any options or licenses relating to Proprietary Rights owned or used by the Company. The Company is not bound by or a party to any options or licenses relating to the Proprietary Rights of any other Person.

         (c) No Infringement. No claim is pending, or to the Knowledge of the Sellers, threatened, against the Company claiming or alleging that (i) the operation of the Business by the Company infringes upon the material Proprietary Rights of any other Person or (ii) any material Proprietary Rights owned or used by the Company is invalid or unenforceable by the Company.

         (d) Confidentiality of Proprietary Rights. Except as set forth on
Schedule 5.17(d), the Proprietary Rights owned or used by the Company which are confidential have been maintained in confidence in accordance with protection procedures customarily used in the industry of the Company to protect rights of similar importance.

         Section 5.18.  Customers and Suppliers.

         (a) Customers. Schedule 5.18 sets forth a correct and complete list of the five most significant customers (by revenue to the Company) of the Company during the 7-month period ended October 30, 1999 (each, a "Significant Customer") and the amount for which each such customer was invoiced during such period.

         (b) Suppliers. Except as set forth on Schedule 5.18, the Company does not have any supplier from whom it purchased more than 10% of the goods, supplies or Inventory which it purchased during the 7-month period ended October 30, 1999.

         Section 5.19. Insurance. The Company is insured under currently effective insurance policies or binders of insurance issued in favor of the Company in such types and amounts and covering such risks and subject to such exclusions and limitations as are consistent with customary practices and standards of companies engaged in business and operations substantially similar to those of the Company. Schedule 5.19 sets forth a correct and complete list of all insurers currently providing the insurance to the Company referred to in the immediately preceding sentence. Except as set forth on Schedule 5.19, the Company does not self-insure any material risks.

         Section 5.20. Books and Records. The (a) records and books of account of the Company are correct and complete in all material respects, (b) minute books of the Company contain materially accurate records of all meetings of the shareholders and the board of directors (including committees) of the Company, and (c) stock books and ledgers of the Company correctly record all transfers and issuances of all Capital Stock of the Company.

         Section 5.21. Environmental Matters. To the Knowledge of the Sellers, and except as set forth in the Environmental Reports or on Schedule 5.21, as of the Closing Date:

                  (a) Compliance With Environmental Laws. The Company and its operations and Real Property and Leaseholds currently owned or used by the Company are, and at all times have been, in compliance in all material respects with all Environmental Laws.

                  (b) Release of Hazardous Materials. (i) No Hazardous Materials have been released, deposited, spilled, discharged or disposed of on or under any Real Property or Leasehold currently owned or operated by the Company in violation of Environmental Laws or applicable Permits and
         (ii) during the times that any formerly owned or operated Real Property or Leaseholds were owned or operated by the Company or its predecessors only, no Hazardous Materials were released, deposited, spilled, discharged or disposed of on or under any such Real Property or Leasehold in violation of Environmental Laws or applicable Permits.

                  (c) No Actions. There is no pending or threatened Action alleging or claiming that the Company:

                           (i)  has failed to comply with any Environmental Law,

                           (ii) has any liability for, or is required to take
                  any remedial or other responsive action resulting from the disposal, depositing, discharge, leaking or other release of any Hazardous Materials with respect to any Relevant Property, or

                           (iii) has any liability for, or is required to take
                  any remedial or other responsive action resulting from the use, possession, generation, treatment, release, storage, recycling, transportation or disposal of any Hazardous Materials.

                  (d) No Notices. Neither the Company nor any of the Sellers has received any written notice from any Governmental Body (i) with respect to the listing or proposed listing of any Relevant Property as a facility subject to a claim under CERCLA or any comparable state Environmental Law or (ii) stating that the Company has any liability with respect to any Real Property that is subject to an existing or potential claim under CERCLA or any comparable state Environmental Law.

                  (e) Permits. The Company possesses all material Permits required under any applicable Environmental Law. All such Permits are valid and in full force and effect. The Company, its Assets and the operation of the Business are in compliance in all material respects with the terms and conditions of all such Permits.

                  (f) Underground Storage Tanks. There (i) are no underground storage tanks located on any Real Property or Leaseholds currently owned or used by the Company and, (ii) as of the times any formerly owned or operated Real Property or Leaseholds were owned or operated by the Company or its predecessors only, there were no underground storage tanks on any such Real Property or Leasehold.

                  (g) Reports. The Company has delivered or otherwise made available to the Purchaser complete and correct copies and results of all written reports and studies, which reports and studies are set forth on Schedule 5.21(g) (the "Environmental Reports") possessed by the Company or any Seller relating to any Hazardous Materials in, on or beneath any of the Company's Real Property or Leaseholds or regarding the Company's compliance with any applicable Environmental Laws. Absent fraud or willful misconduct on the part of the Company or the Sellers with respect to such Environmental Reports, neither the Company nor the Sellers makes any representation or warranty, express or implied, as to the accuracy or completeness of any such Environmental Reports.

         Section 5.22.  Employees; ERISA.

         (a) Schedule of Employees. Schedule 5.22(a) sets forth a correct and complete list and description as of the Balance Sheet Date or October 30, 1999, as the case may be, of (i) all of the employees, officers and directors of the Company and each employee's, officer's and director's place of employment, compensation, bonus criteria, deferred or contingent compensation, pension, accrued vacation and sick pay, severance, "golden parachute" and other like benefits and term of employment, in effect as of the date of this Agreement and (ii) the names of all former or retired employees, if any, of the Company who are receiving or are entitled to receive any pension payments not covered by a fully funded pension plan of the Company or by any union pension related to a collective bargaining agreement to which the Company is a party, their ages, and their current annual funded and unfunded pension benefits. Except as set forth on Schedule 5.22(a), there are no insurance policies on the lives of any directors, officers or employees of the Company the premiums of which are paid or contributed to by the Company. The payments set forth on Schedule 5.22(a) are accrued for in the Financial Information in accordance with GAAP.

         (b) Employment Agreements. Except as set forth on Schedule 5.22(b), the Company has not entered into and is not bound by (i) any employment, consulting or severance Contract with any of its employees or (ii) any collective bargaining agreements with its employees.

         (c) Benefit Plans. Schedule 5.22(c), sets forth a list of all Benefit Plans maintained by the Company with respect to its present or former officers, directors or employees. None of the Sellers, the Company or other members of a Controlled Group with the Company or any Seller has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a multi-employer pension plan within the past six years. Each of the Company and the other members of a Controlled Group has met its minimum funding requirements under ERISA with respect to all of their Benefit Plans and none of them has an Unfunded Vested Liability. None of the Company's Plans has been terminated so as to result, directly or indirectly, in any liability, contingent or otherwise, to the Company under Title IV of ERISA. No Action has been initiated by the PBGC to terminate any such Plan or to appoint a trustee for any such Plan. Except for the transactions contemplated by the Sale Documents, no Reportable Event has occurred within the last three years with respect to any such Plan for which the 30-day notice requirement to PBGC has not been waived which could result in any material liability to the Company. The transactions contemplated by the Sale Documents will not result in any event described in Section 4062(e) of ERISA. To the Knowledge of the Sellers, no event has occurred in connection with the Company or any of its Benefit Plans which would cause the Company or any such Benefit Plan to have any material liability under ERISA, the Code or any other Regulation applicable to any of the Company's Benefit Plans, including Section 406, 409, 502(i), 502(l), 4069, or 4212c) of ERISA, or Part 6 of Title I of
ERISA, or Section 4971, 4972, 4975, 4976, 4977 or 4980B of the Code.

         (d) Plan Qualifications. Each of the Company's Benefit Plans which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that the Plan is qualified and that its related trust has been determined to be exempt from taxation under Section 501(a) of the Code. To the Knowledge of the Sellers, no events or circumstances have occurred (other than changes for which the remedial amendment period under Section 401(b) of the Code has not expired) since the date of such letters that will materially adversely affect the qualification or exemption of such Plan. No Benefit Plan sponsored by the Company is under audit, nor, to the Knowledge of the Sellers, is any such audit pending.

         (e) Absence of Transaction Entitlements. Except as set forth on
Schedule 5.22(e), the consummation of the transactions contemplated by the Sale Documents will not (i) entitle any current or former employee of the Company or any group of such employees to any payment from the Company other than payments pursuant to the Company's Benefit Plans, (ii) increase the amount of compensation due to any such employee, (iii) accelerate the time of vesting of any compensation, stock incentive or other benefit of any such employee or (iv) result in any "parachute payment" under Section 280G of the Code, whether or not such payment is considered to be reasonable compensation for services rendered.

         (f) No Post-Retirement Benefits. Except with respect to the Benefit Plans set forth on Schedule 5.22(c), and except as set forth on Schedule 5.22(f), the Company has no liability with respect to an obligation to provide benefits, including death or medical benefits (whether or not insured) with respect to any Person beyond their retirement or other termination of service with the Company other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code or state Regulations, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company, or (v) benefits in the nature of severance pay. The obligations set forth on Schedule 5.22(c) have been accrued for in the Financial Information in accordance with past practice.

         (g) Delivery of Plan Documents. The Company has delivered to Purchaser with respect to each of the Company's Benefit Plans for which the following exists:

                  (i) except as set forth on Schedule 5.22(g), a copy of the three most recent Forms 5500 with respect to each Benefit Plan, including financial statements and actuarial valuations filed with the IRS;

                  (ii) a copy of the summary plan description, together with each summary of material modifications required under ERISA with respect to such Benefit Plan in the past three years, all material employee communications relating to such Benefit Plan, and, unless the Benefit Plan is embodied entirely in an insurance policy to which the Company is a party, a true and complete copy of such Benefit Plan;

                  (iii) if the Benefit Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement; and

                  (iv) the most recent determination letter received from the IRS with respect to each Benefit Plan that is intended to be a "qualified plan" under Section 401(a) of the Code.

         (h) Labor Relations. Except as set forth in Schedule 5.22(h), (i) there is no unfair labor practice complaint against the Company pending before any Governmental Body, (ii) there is no labor strike, dispute, slowdown or stoppage, or, to the Knowledge of the Sellers, any current (as of the date of this Agreement) union organizing effort or campaign pending against or involving the Company and (iii) the Company has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Body.

         (i) Workers' Compensation. Except as set forth on Schedule 5.22(i), there are no material liabilities to any of the Company's employees relating to workers' compensation benefits that are not fully insured against by third-party insurance carriers.

         Section 5.23. Affiliate Transactions. Except as set forth on Schedule 5.23, to the Knowledge of the Sellers, (a) except for the Aircraft Transfer, none of the Company's or any Seller's Affiliates or any Seller has entered into any material transaction or Contract with the Company within the past 12 months other than an employment relationship, (b) no Contract with any of the Company's or any Seller's Affiliate or any Seller will continue in effect after the Closing and (c) none of the Company's or any Seller's Affiliates or any Seller will have any interest in any portion of the Assets after the Closing.

         Section 5.24. Company Names; Chief Executive Office. Except as set forth on Schedule 5.24, the Company has not operated or conducted any business under any name other than the name ascribed to the Company in this Agreement. The location of the chief executive office and chief place of business of the Company is set forth on Schedule 5.24.

         Section 5.25. Brokers, Finders. Neither the Company nor any Seller has retained any broker or finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

         Section 5.26. Year 2000 Compliance. To the Knowledge of the Sellers, all Date Data and Date-Sensitive Systems of the Company are Year 2000 Compliant, except where the failure to be Year 2000 Compliant will not have a Material Adverse Effect. The Company has not received any written notice from any of its suppliers or customers that any such supplier or customer is not Year 2000 Compliant. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed by the Company for its internal use, or which the Company sells to third parties. "Year 2000 Compliant" means
(i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without any material loss of functionality or performance.

         Section 5.27. Misstatements. No representation or warranty of the Company or any of the Sellers contained in the Sale Documents, contains or will contain on the Closing Date any material misstatement of fact or omits or will omit on the Closing Date to state a material fact necessary to make the statement contained therein not materially misleading; provided, however, that notwithstanding any provision of the Sale Documents to the contrary, without limiting the representation in the first sentence of Section 5.16(c), neither the Company nor any of the Sellers makes any representation or warranty, express or implied, with respect to (a) the continuation, termination, cancellation, modification or amendment by the Company's customers of any of the Material Contracts or relationship with the Company's customers or
(b) the ownership or right of the Company to use any of the customer's
Equipment.

                                   ARTICLE VI

                  Representations and Warranties of the Sellers

         Each Seller, severally, and not jointly and severally, with respect to itself only, hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

         Section 6.01. Power. Such Seller is either (a) an individual or (b) a limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Seller has either (a) full legal capacity and legal right or
(b) the necessary limited liability company or partnership power and authority to execute and deliver the Sale Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         Section 6.02. Authorization; Binding Effect. The execution and delivery by each Seller which is an entity of each of the Sale Documents to which it is a party, the performance by it of its obligations under such Sale Documents and the consummation of the transactions contemplated thereby has been duly authorized by all necessary limited liability company or partnership action, as the case may be. This Agreement has been duly executed and delivered by such Seller, and each of the Sale Documents to which such Seller is or may become a party is, or when executed and delivered in accordance with this Agreement will be, legal, valid and binding obligations of such Seller enforceable against it in accordance with its terms.

         Section 6.03. Contravention. Neither the execution, delivery and performance of the Sale Documents by such Seller nor the consummation of the transactions contemplated thereby will (with or without notice or lapse of time or both) (a) in the case of a Seller which is an entity, violate or breach any provision of such Seller's organizational documents, (b) violate or breach any material Regulation by which such Seller or any of its material properties or assets may be bound or affected, or (c) assuming the receipt of all of the Consents set forth on Schedule 5.04 and Schedule 6.04 prior to the Closing, breach or result in a default under any material Contract to which such Seller is a party or by which it or any of its material properties or assets may be bound or affected.

         Section 6.04. Consents. Except for the Consents set forth on Schedule 6.04, all Consents have been obtained which are required in connection with (a) the due execution, delivery and performance by such Seller of the Sale Documents, and (b) the consummation of the transactions contemplated by the Sale Documents by such Seller.

         Section 6.05. Litigation. There is no Action pending, or to the knowledge of such Seller, threatened, against such Seller that involves any of the transactions contemplated by the Sale

Documents or any material property or assets owned or used by such Seller that, if determined adversely to such Seller, would materially and adversely affect the ability of such Seller to perform its obligations under the Sale Documents.

         Section 6.06. Compliance with Laws. Such Seller is not in violation of or default with respect to any Regulation applicable to it or its business, properties or operations, which violation or default would materially and adversely affect the ability of such Seller to perform its obligations under the Sale Documents.

         Section 6.07. Stock Ownership. Such Seller is the record and beneficial owner of the respective number of Shares set forth opposite such Seller's name on Schedule 5.05(a). Such Seller's right, title and interest in such Shares are free and clear of all Liens or restrictions on transfer.

         Section 6.08. The Shares. Such Seller has good and marketable title to its Shares. Upon delivery to the Purchaser at the Closing of certificates representing the Shares, duly endorsed by such Seller for transfer to the Purchaser, and upon such Seller's receipt of its portion of the Purchase Price in accordance with Article III of this Agreement, good and marketable title to such Shares will pass to the Purchaser, free and clear of any Liens except for Liens created or imposed by the Purchaser.

         Section 6.09. Transactions With the Company. Except set forth in
Schedule 6.09, (a) except for the Aircraft Transfer, such Seller has not entered into any transaction or Contract with the Company within the past 12 months other than an employment relationship, (b) no Contract between such Seller and the Company will continue in effect after the Closing and (c) such Seller will not have any interest in any portion of the Assets after the Closing.

                                   ARTICLE VII

                 Representations and Warranties of the Purchaser

         The Purchaser represents and warrants to the Company and the Sellers as of the date hereof and as of the Closing Date as follows:

         Section 7.01. Corporate Existence and Power. The Purchaser (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified under the laws of each jurisdiction in which qualification is required to own, lease or license its properties or to carry on its business, and (c) has all necessary corporate power and authority required to own its properties, to carry on its business and to execute and deliver each of the Sale Documents and to consummate the transactions contemplated thereby.

         Section 7.02. Authorization; Binding Effect. The execution and delivery by the Purchaser of each of the Sale Documents to which it is a party, the performance by it of its obligations under such Sale Documents and the consummation of the transactions contemplated thereby has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser, and each of the other Sale Documents to which the Purchaser is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with its terms.

         Section 7.03. Contravention. Neither the execution, delivery and performance of the Sale Documents by the Purchaser nor the consummation of the transactions contemplated thereby will (with or without notice or lapse of time or both) (a) violate or breach any provision of the Purchaser's articles of incorporation or bylaws, (b) violate or breach any Regulation by which the Purchaser or any of its properties or assets may be bound or affected or (c) assuming the receipt of all Consents set forth on Schedule 7.04 prior to the Closing, breach or result in a default under any material Contract to which the Purchaser is a party or by which the Purchaser or any of its properties or assets may be bound or affected.

         Section 7.04. Consents. Except for the Consents set forth on Schedule 7.04, all Consents have been obtained which are required in connection with (a) the due execution, delivery and performance by the Purchaser of the Sale Documents, and (b) the consummation of the transactions contemplated by the Sale Documents.

         Section 7.05. Litigation. There is no Action pending, or to the knowledge of the Purchaser, threatened, against the Purchaser that involves any of the transactions contemplated by the Sale Documents or any property owned, licensed, leased or used by the Purchaser that, if determined adversely to the Purchaser, would materially and adversely affect the ability of the Purchaser to perform its obligations under any Sale Document.

         Section 7.06. Compliance with Laws. The Purchaser is not in violation of or default with respect to any Regulation applicable to it or its business, properties or operations, which violation or default would materially and adversely affect the ability of the Purchaser to perform its obligations under the Sale Documents. On the Closing Date, the "ultimate parent entity" (as defined in the Hart-Scott-Rodino Act) of the Purchaser will be in full compliance with all of the provisions of the Hart-Scott-Rodino Act.

         Section 7.07. Securities Representations. The Purchaser understands and acknowledges that the sale of the Shares is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, on the grounds that such sale is exempt under the Securities Act and such state securities laws. The Purchaser is acquiring the Shares hereunder for investment, solely for the Purchaser's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act. The Purchaser is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and the Company.

         Section 7.08. Customer Acknowledgment. Notwithstanding any provision of the Sale Documents to the contrary, without limiting the representation in the first sentence of Section

5.16(c), the Purchaser expressly acknowledges and agrees that (a) neither the Company nor any of the Sellers makes any representation or warranty, express or implied, with respect to (i) the continuation, termination, cancellation, modification or amendment by the Company's customers of any of the Material Contracts or relationship with the Company's customers or (ii) the ownership or right of the Company to use any of the customer's Equipment and (b) the Purchaser will assume the risk, and neither the Company nor any of the Sellers will have any liability with respect to (i) the termination, cancellation, modification or amendment of any Material Contract or relationship with any of the Company's customers, whether or not such customers have the legal right to so terminate, modify, cancel or amend such Material Contracts or (ii) the Company's loss of the right to use or operate any of the Company's customer's Equipment.

                                  ARTICLE VIII

                    Covenants of the Company and the Sellers

         Section 8.01. Conduct of Business Pending Closing. The Company and the Sellers agree that, pending the Closing, the Sellers and the Company will use their respective commercially reasonable efforts to, except for the Aircraft Transfer (a) conduct their business in the ordinary course of business; provided, however, that nothing in the Sale Documents shall limit or impair the ability of the Company to repay the outstanding Debt described on Schedule 4.05(m) from available cash, provided such cash is generated in the ordinary course of business, including, without limitation, all receipts, checks and items in the Company's "lock-box" as of the Closing (whether or not such receipts, checks or items have cleared), and such repayment shall not constitute a breach of this Section 8.01, and (b) not engage in any practice, take any action, fail to take any action or enter into any transaction that would reasonably be expected to (i) cause any of the representations and warranties of the Company or the Sellers contained in the Sale Documents to be materially untrue, inaccurate or incorrect at any time, or (ii) result in any of the conditions set forth in Section 4.05 not being satisfied on the Termination Date. Without limiting the generality of the foregoing, except (i) as set forth on Schedule 8.01, or (ii) as otherwise expressly provided in or contemplated by the Sale Documents, during the period from the date of this Agreement to the Closing Date, the Company shall not, and the Sellers shall not permit the Company to, without the prior written consent of the Purchaser:

                  (a) enter into any Material Contract or amend in any material manner any existing Material Contract, except in the ordinary course of business,

                  (b) sell, lease, encumber or otherwise dispose of a material portion of the Assets, except in the ordinary course of business,

                  (c) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person,

                  (d) make any loans, advances or capital contributions to, or investments in, any other Person,

                  (e) materially change any of the accounting principles or practices used by it,

                  (f) make any Tax election that would affect any material Tax liability of the Company or settle or compromise any material Tax liability,

                  (g) adopt any amendments to the Company's Certificate of Incorporation or By-Laws,

                  (h) grant any stock-related, performance or similar awards or bonuses,

                  (i) enter into any new, or amend any existing, employment, severance, consulting or salary continuation agreements with any of the Company' s officers, directors or employees, earning more than $100,000 per year, or grant any increases in the compensation or benefits payable to the Company's officers, directors or employees, earning more than $100,000 per year,

                  (j) issue, sell, grant options or rights to purchase, pledge, or authorize the issuance, sale, grant of options or rights to purchase or pledge any of the Shares,

                  (k) acquire or redeem or amend the terms of any the Company Common Stock,

                  (l) enter into, amend, or extend any collective bargaining or other labor agreement,

                  (m) accelerate the collection of Accounts Receivable, or slow down the payment of accounts payable, in each case, outside the ordinary course of the Company's business, or outside the stated terms (if any) for payment of such Accounts Receivable or accounts payable, or

                  (n) make or pay any dividend or other distribution in respect of any of the Company's capital stock.

         Section 8.02.  Access to Information; Cooperation.

         (a) Access to Information. The Company and the Sellers understand and acknowledge that the Purchaser requires reasonable access to the Company, the Assets and the Business, from the date of this Agreement through the Closing Date. During the period from the date of this Agreement through the Closing Date, the Company and the Sellers agree that the Company will give the Purchaser and its authorized representatives reasonable access during regular business hours to all properties, facilities, personnel, Material Contracts, books and records of the Company; provided, however, that, without limiting the Purchaser's right of access to the Company's buildings, the Purchaser shall not undertake any physical, intrusive or sub-surface investigations of the structures, Real Property or Leaseholds and shall not unreasonably interfere with the Company's operations.

         (b) Cooperation. During the period from the date of this Agreement through the Closing Date, the Company and the Sellers agree that the Sellers and the Company will cause their respective directors, officers, employees, accountants, counsel (without waiving any privilege), consultants and other representatives to reasonably cooperate with the Purchaser in carrying out the transactions contemplated by the Sale Documents.

         Section 8.03.  Updating of Schedules.

         (a) Delivery of Updates. The Company agrees that it will promptly notify the Purchaser of (i) any matter that existed as of the date of this Agreement and should have been set forth or described in the Schedules required under Article V or VI hereof and (ii) any matter hereafter arising which, if existing on the date hereof, would have been required to be set forth or described in the Schedules required under Article V or VI hereof, in each case, by delivery of appropriate updates to all such Schedules to the Purchaser on or before the Closing Date.

         (b) Effects of Updates. In the event that such updates to the Schedules set forth any items or changes which would, in the good faith reasonable discretion of the Purchaser, cause the Company or the Purchaser to suffer or incur a liability, net of any offsetting benefit to the Company or the Purchaser (which was not previously disclosed to the Purchaser) (a "New Liability"), the parties will agree on the value of such New Liability as set forth in clause (c) below.

         (c) Determination of Value of New Liability. For a period of five business days following the receipt by the Purchaser of a Schedule update setting forth a New Liability, regardless of whether such New Liability is alleged to be greater or less than $1,000,000, the Purchaser and the Sellers shall negotiate reasonably in good faith to reach an agreement on the value of such New Liability. In the event that the Purchaser and the Sellers are unable to reach such an agreement within such five business day period, the Purchaser's Accountants and the Sellers' Accountants will attempt to reach such an agreement, and any resolution by them will be final, binding and conclusive on the parties hereto. If the Purchaser's Accountants and the Sellers' Accountants are unable to reach a resolution with such effect within five business days after receipt of such written notice of dispute, the Purchaser's Accountants and the Seller's Accountants will submit the issue to an accounting firm of international reputation which is independent of the Company, the Purchaser and the Sellers (the "Independent Accounting Firm") which will, within five business days after such submission, determine and report to the Purchaser and the Sellers the value of such New Liability, and such report will be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm will be split equally between the Seller and the Purchaser. In no event shall the final value of the New Liability be greater than the value originally alleged by the Purchaser.

         (d) Payment of Value of New Liability. In the event that a New Liability shall have a value (as finally determined in accordance with the provisions of clause (c) above) (i) in excess of $1,000,000, such updates to the Schedules will not be effective for determining the satisfaction of the conditions to closing set forth in Article IV, or (ii) less than $1,000,000, such updates to the Schedules shall be effective for purposes of determining the satisfaction of the conditions to closing set forth in Article IV, the aggregate Purchase Price shall be reduced by the amount of such New Liability and within five business days of the final resolution of the value of the New Liability, the Sellers shall pay the amount of such New Liability to the Purchaser.

         (e) Effect of Provision. Notwithstanding the provisions of this Section
8.03 to the contrary, unless a New Liability has a value in excess of $1,000,000, in no event shall any of the provisions of this Section 8.03 be construed to permit the parties to delay or cancel the Closing, it being understood that the dispute resolution mechanics and payment of any adjustment to the Purchase Price are contemplated to take place either simultaneously with, or after, the Closing.

         Section 8.04. Resignations. On the Closing Date, the Sellers shall cause to be delivered to the Purchaser duly signed resignations, effective upon the Closing, of all of the directors of the Company designated in writing by the Purchaser at least five business days prior to the Closing.

         Section 8.05. Shareholder Approval. Each of the Shareholders agrees to vote all of their shares of Company Stock in favor of the Sale Documents and the transactions contemplated thereby.

         Section 8.06. Appointment of Sellers' Representative. The Sellers hereby appoint JJM, LLC as the Sellers' Representative (the "Sellers' Representative") to act as the agent of the Shareholders for the purpose of the Sale Documents and the transactions contemplated herein and therein, including, without limitation, receiving and allocating the payments made pursuant to the Sale Documents. The Sellers' Representative hereby accepts such appointment. The Shareholders agree that the Sellers' Representative shall have the power and authority to make decisions on behalf of all of the Shareholders and that the Purchaser shall have the right to rely on such authority of, and decisions made by, the Sellers' Representative with respect to the Sale Documents and the transactions contemplated thereby. Each of the Sellers, severally, and not jointly and severally, agrees to indemnify and hold the Sellers' Representative harmless from and against any and all Losses incurred by the Sellers' Representative arising out of or relating to any action taken or omitted to be taken by the Sellers' Representative, except to the extent that any such Losses result from the bad faith, gross negligence or willful misconduct of the Sellers' Representative.

         Section 8.07.  Non-Competition.

         (a) Non-Compete. Each of Joyce Johnson-Miller, Gantec II, LLC and JJM, LLC agree that they will not, either directly or indirectly, including, without limitation, through any Affiliate controlled by Joyce Johnson-Miller (the "Restricted Parties"), for a period of two years following the Closing Date (i) engage, individually, or as an officer, director, employee, agent, consultant, shareholder, partner, manager, investor, lender or in any other capacity, in any Competitive Business, or (ii) directly or indirectly solicit, bid for or accept any business from a customer or potential customer with respect to the manufacture or sale of products that would constitute a Competitive Business.

         (b) Competitive Business. For purposes of this Agreement, the term "Competitive Business" means a business whose products or activities compete with the products or activities of the Company consisting of the diecasting of non-ferrous products for the automotive industry in North America. Notwithstanding the foregoing, the parties agree that the following activities will not, for purposes of this Agreement, be deemed to be a Competitive
Business:

                  (i) engaging in an activity that produces (x) aluminum products that, because of their size or other characteristics, are required to be manufactured using diecasting machines having a capacity in excess of 1,800 tons, or (y) products that are produced by a process other than high pressure diecasting,

                  (ii) engaging in the business of machining parts in the automotive or other industries,

                  (iii) engaging in an activity that produces products that would otherwise constitute a Competitive Business if such products are further used by the Restricted Parties internally in operations owned by the Restricted Parties as a part of a larger assembly, which assembly is not a product the sale of which would constitute a Competitive Business, provided, that this exception will not apply to internal use which constitutes only machining of raw and unprocessed diecast products, or

                  (iv) engaging in an activity that results from the acquisition by any of the Restricted Parties of an ongoing business, a part of which would otherwise constitute a Competitive Business, provided that
         (x) the part that would otherwise be a Competitive Business does not constitute more than 15% of the total annual sales of such acquired business or more than $35,000,000 in total annual sales volume of such acquired business, (y) such part of the acquired business that would otherwise constitute a Competitive Business is divested to an unrelated purchaser within 120 days of its acquisition by the Restricted Parties, and (z) the Restricted Parties shall not, pending such divestiture, solicit or accept new business for such part of the acquired business that would otherwise constitute a Competitive Business.

         (c) Non-Solicitation. Each of the Restricted Parties agrees that they will not, for a period of two years following the Closing Date solicit, hire, attempt to solicit, or endeavor to cause any current (as of the Closing Date) member of the management of the Company to leave his or her employment or induce or attempt to induce any current (as of the Closing Date) member of management of the Company to breach his or her employment agreement with the Company; provided, however, that notwithstanding the foregoing provision, the Restricted Parties shall not be prohibited from, and shall be entitled to:

                  (i) hire Morris Rowlett ("Rowlett") and/or Bob Eckert ("Eckert"), provided that if a Restricted Party shall hire Rowlett, such Restricted Party shall be responsible for, and agrees to hold the Company and the Purchaser harmless from, any and all severance obligations to Rowlett that the Company would otherwise be responsible for, without application to the Basket Amount, and

                  (ii) hire any member of management of the Company whose employment with the Company is terminated by the Company or the Purchaser after the Closing.

         (d) Remedies for Breach. Each of Gantec II, JJM, LLC and Joyce Johnson-Miller acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Section 8.07 by a Restricted Party. Therefore, in the event of any breach by a Restricted Party of any of the provisions of this Section 8.07, the Purchaser may apply to any court of competent jurisdiction at law or equity, for specific performance or injunctive relief or both or other equitable relief in order to enforce violations of the provisions of this Section 8.07.

                                   ARTICLE IX

                           Covenants of the Purchaser

         Section 9.01. Indemnification. The Purchaser will cause the Company to keep in effect the provisions in its certificate of incorporation and by-laws with respect to indemnification no less favorable to the directors, officers and other agents of the Company than those contained therein on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of at least six years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing Date were directors, officers or other agents of the Company in respect of actions or omissions at or prior to the Closing, including, without limitation, the transactions contemplated by the Sale Documents.

         Section 9.02. Continuation of Employee Benefit Plans. The Purchaser will cause the Company to maintain, for a period of at least one year following the Closing Date, Benefit Plans that will provide substantially similar benefits to the employees of the Company (as of the Closing Date) as the employee benefits provided to such employees pursuant to the Company's Benefit Plans as in effect in the date of this Agreement; provided, however, that the Purchaser shall not be required to continue (a) the Company's Executive Life Insurance Plan, except with respect to employees whose existing employment agreements provide for such a benefit, or (b) the Company's Deferred Compensation Plan. Solely to the extent that such liabilities and obligations are adequately reserved for in the Financial Information, the Purchaser will cause the Company to honor, and make the payments in respect of, the Company's pre-existing bonus and incentive plans for the benefit of the Company's officers and employees for the fiscal year ended December 31, 1999, such bonuses and incentives to be calculated excluding the effects of the transactions contemplated by the Sale Documents; provided, however, that to the extent that an employee of the Company is terminated prior to the date on which such bonuses are actually paid, such employee will be entitled to receive a pro rata portion of such bonus (calculated based on the number of days of the year that have elapsed up to December 31, 1999).

         Section 9.03. Financing. The Purchaser expressly acknowledges and agrees that (a) the Purchaser's obligation to consummate the transactions contemplated by the Sale Documents is not subject to the Purchaser's receipt of financing, (b) it is not a condition to the Purchaser's obligation to consummate the transactions contemplated by the Sale Documents that the Purchaser obtain any financing and (c) the Purchaser shall be liable to the Sellers, as provided in Section 11.02, if the transactions contemplated by the Sale Documents are not consummated by the Termination Date due to the Purchaser's failure to obtain financing or inability to pay the Purchase Price at the Closing. The Purchaser agrees to keep the Sellers informed from time to time of the status of the Purchaser's financing and to provide the Sellers with copies of any commitment letters received by the Purchaser from its Lenders.

                                    ARTICLE X

             Covenants of the Company, the Sellers and the Purchaser

         Section 10.01. Disclosures. The Company, the Sellers and the Purchaser agree that, except as required by applicable law, the Sellers and the Company will not, nor will any director, officer, employee or other representative of the Company or the Sellers, nor will the Purchaser or any director, officer, employee or other representative of the Purchaser, without the prior written consent of the other parties hereto, make (a) any press release or any similar public announcement concerning the transactions contemplated by the Sale Documents, or (b) any communication to any of the Company's suppliers, lenders, creditors, distributors, employees, customers or others having business or financial relationships with the Company or any other public statement, pertaining to the Sale Documents or the transactions contemplated thereby. In the event that either party is required by applicable law to make a public announcement or disclosure with respect to the transactions contemplated by the Sale Documents, such disclosing party will use its best efforts to give the other party hereto prior notice of such announcement or disclosure, and to the extent practicable, such other party shall have the right to consult with the disclosing party with respect to the contents of such announcement or disclosure. The Purchaser shall not contact or communicate with any of the Company's customers without the prior written consent of the Company.

         Section 10.02. Confidentiality. The Company, the Sellers and the Purchaser agree that, except as required by applicable law, the Sellers, the Company will, and the Purchaser will, hold, and each of them will cause their respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any non-public information supplied by the other party hereto in confidence using the same safeguards to protect such confidential information as such party has established to protect its own confidential information. In the event of the termination of this Agreement for any reason, the Company, the Sellers and the Purchaser each agree to promptly return or destroy any and all such information provided by any other party and all copies thereof as well as any analyses, compilations, extracts, forecasts or other studies prepared by either the Company or the Purchaser which contain or otherwise reflect such confidential information or any part thereof.

         Section 10.03. Disclosure; Materiality; No Other Representations or Warranties.

         (a) Disclosure. Any item set forth on a schedule to any of the Sale Documents shall be considered an exception to all of the representations and warranties even if not specifically cross-referenced or referred to in such schedule.

         (b) Materiality. Except to the extent that the representation and warranty to which a schedule to any of the Sale Documents relates so provides, the mere inclusion of an item on such a schedule as an exception to a representation or warranty shall not be deemed an admission by the Company or the Sellers that such an item represents a material exception or fact, event or circumstance or that such item is reasonably likely to cause a Material Adverse Effect.

         (c) No Other Representations or Warranties. The Sellers, the Company and the Purchaser further agree that the representations and warranties contained in the Sale Documents are the only representations and warranties made by the respective parties and supercede and replace any and all other representations or warranties of the respective parties, whether written or oral, whenever or however made.

         Section 10.04.  Hart-Scott-Rodino Filing.

         (a) Filing. Each of the Company, the Sellers and the Purchaser, will use their respective commercially reasonable efforts to comply with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, without limitation, (i) assisting in the preparation and filing of the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R. Parts 801-803 (or any successor form or Regulation), (ii) complying with any additional request for documents or information made by the Department of Justice or the Federal Trade Commission or by a court and (iii) causing all Affiliates of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in the filing and compliance.

         (b) Right To Terminate. In the event that the consummation of the transactions contemplated by the Sale Documents is challenged (which for purposes of this Agreement does not include a mere additional request for documents or information) by the Department of Justice or the Federal Trade Commission or any other Governmental Body, then the Purchaser or the Sellers will have the right to terminate this Agreement immediately upon giving notice of such termination to the other parties hereto.

         Section 10.05.  Tax Returns.

         (a) Through the Closing Date. (i) The Company will, and the Shareholders will cause the Company to, timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns required by applicable Regulations to be filed by the Company on or prior to the Closing Date or with respect to Tax periods ending on or prior to the Closing Date, (ii) such Tax Returns shall be true, correct and complete in all material respects and (iii) all Taxes indicated as due and payable on such Tax Returns shall be paid or will be paid by the Company as and when required by applicable Regulations. Such Tax Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by an intervening change in law, and copies of such Tax Returns shall be provided to the Purchaser not less than five business days prior to filing.

         (b) After the Closing Date. Except for Tax Returns with respect to Tax periods ending on or prior to the Closing Date, the Purchaser shall cause the Company to timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns required by applicable Regulations to be filed by the Company after the Closing Date, it being understood that all Taxes indicated as due and payable on such returns shall be the responsibility of the Company (and not the Sellers), except for any and all Taxes imposed on the Company in respect of its income, business, property or operations for which the Company may otherwise be liable for any period ending prior to the Closing Date which amounts shall be the responsibility of the Sellers pursuant to
Section 10.05(a) and which the Sellers shall pay (as and when required by law (or reimburse to Purchaser)).

         (c) Sharing of Certain Pre-Closing Tax Benefits.

         (i) Payment of Certain Pre-Closing Tax Benefits. The parties hereto agree that all Special Compensation Payments (as defined below) attributable to the transactions contemplated by the Sale Documents shall be paid by the Company on the Closing Date and deducted by the Company on its federal income Tax Return for the period ending on or prior to the Closing Date. In addition, the Company and the Purchaser agree that such amounts shall be deducted for all appropriate state and local income Tax purposes in the relevant state and local income Tax Returns for the taxable period of the Company which includes the Closing Date.

         The Purchaser agrees to pay to the Sellers, within five business days after (x) the Sellers and the Company file the Company's federal income Tax Return for the period ending on the Closing Date and (y) the filing of a state or local Tax Return which includes deductions relating to the Special Compensation Payments, an amount equal to one-half of the Federal Pre-Closing Tax Benefit (as defined below) or the State Pre-Closing Tax Benefit (as defined below), as the case may be, attributable to such Tax Returns (the aggregate amount of such payments being the "Net Tax Benefit").

         The Purchaser agrees to use its best efforts to cause the Company to receive the Pre-Closing Tax Benefits and agrees (except as may be required by the Code or applicable Treasury Regulations) not to take any action (or position on any income Tax Return or otherwise) which might impair or reduce the amount of the Pre-Closing Tax Benefits available to the Company.

         For purposes of this Agreement, the term "Special Compensation Payments" means all payments to be made by, or on behalf of, the Company (a) in order to cancel the Options set forth on Schedule 5.05(a), and (b) to pay the SARs listed on Schedule 5.12(c)(vi).

         (ii)  Calculation of Pre-Closing Tax Benefits.

         (A) Federal Pre-Closing Tax Benefit. Within 30 days following the Closing Date, the Sellers shall prepare and deliver to the Purchaser:

                  (I) a federal income Tax Return for the Company for the period ending as of the Closing Date and a copy of the Company's federal income Tax Return for the period ended December 31, 1998, which Tax Returns shall not include any deduction or adjustment for the Special Compensation Payments (the "Federal Pre-Compensation Tax Returns"),

                  (II) a federal income Tax Return for the Company for the period ending as of the Closing Date and an amended federal income Tax Return for the Company for the period ended December 31, 1998, which Tax Returns will include a deduction and an adjustment (in the case of the 1998 Tax Return) for the Special Compensation Payments (the "Federal After Compensation Tax Returns"), and

                  (III) a statement setting forth the calculation of the Federal Pre-Closing Tax Benefit (as defined below).

         The Purchaser shall have a period of 15 days following the receipt of such Tax Returns from the Sellers to reasonably object to the calculation of the Federal Pre-Closing Tax Benefit. If the Purchaser shall reasonably object to the calculation of the Federal Pre-Closing Tax Benefit, such dispute will be resolved in accordance with the provisions of Section 10.05(c)(iii) below.

         For purposes of this Agreement, the term "Federal Pre-Closing Income Tax Benefit" means an amount equal to the excess, if any of (a) the aggregate amount of federal income Taxes paid and payable by the Company as set forth on the Federal Pre-Compensation Tax Returns, over (b) the aggregate amount of federal income Taxes payable by the Company as set forth on the Federal After Compensation Tax Returns (taking into account the refund payable to the Company due to the overpayment of Taxes by the Company for the year ended December 31,
1998).

         (B) State and Local Pre-Closing Tax Benefit. At least 45 days prior to the date on which the Company or the Purchaser shall be required to file a state or local income Tax Return covering the period including the Closing Date, the Purchaser shall prepare and deliver to the Sellers' Representative:

                  (I) such state or local income Tax Return for the Company for such period and a copy of the Company's state or local income Tax Return (for the appropriate state or local jurisdiction) for the period ended December 31, 1998, which Tax Returns shall not include any deduction or adjustment for the Special Compensation Payments (the "State Pre-Compensation Tax Returns"),

                  (II) such state or local income Tax Return for the Company for such period and an amended state or local income Tax Return (for the appropriate state or local jurisdiction) for the Company for the period ended December 31, 1998, which Tax Returns will include a deduction and an adjustment (in the case of the 1998 Tax Return) for the Special Compensation Payments (the "State After Compensation Tax Returns"), and

                  (III) a statement setting forth the calculation of the State Pre-Closing Tax Benefit with respect to such state or local authority (as defined below).

         The Sellers' Representative shall have a period of 15 days following the receipt of such Tax Returns from the Purchaser to reasonably object to the calculation of the State Pre-Closing Tax Benefit. If the Sellers' Representative shall reasonably object to the calculation of such State Pre-Closing Tax Benefit, such dispute will be resolved in accordance with the provisions of
Section 10.05(c)(iii) below.

         For purposes of this Agreement, the term "State Pre-Closing Income Tax Benefit" with respect to each such state or local income Tax Return means an amount equal to the excess, if any of (a) the aggregate amount of state or local, as the case may be, income Taxes paid and payable by the Company as set forth on such State Pre-Compensation Tax Returns, over (b) the aggregate amount of state or local, as the case may be, income Taxes payable by the Company as set forth on such State After Compensation Tax Returns (taking into account the refund payable to the Company due to the overpayment of Taxes by the Company for the year ended December 31, 1998); provided, however, that if the Company is not permitted under applicable state or local income Tax laws to carry back any losses resulting from the payment of such Special Compensation Payments, the Purchaser shall, if permitted under applicable state or local income Tax law, carry forward such loss to the next available period and determine the State Pre-Closing Income Tax Benefit in accordance with the provisions of clause (B) above.

         (iii) Dispute Resolution. In the event that the Purchaser shall object to the calculation of the Federal Pre-Closing Tax Benefit, or the Sellers' Representative shall object to the calculation of any State Pre-Closing Tax Benefit, in each case as provided above, the Purchaser and the Sellers' Representative shall negotiate reasonably in good faith to reach an agreement on the amount of such Federal Pre-Closing Tax Benefit or State Pre-Closing Tax Benefit, as the case may be. In the event that the Purchaser and the Sellers' Representative are unable to reach such an agreement within such five business day period, the Purchaser's Accountants and the Sellers' Accountants will attempt to reach such an agreement, and any resolution by them will be final, binding and conclusive on the parties hereto. If the Purchaser's Accountants and the Sellers' Accountants are unable to reach a resolution with such effect within five business days after receipt of such written notice of dispute, the Purchaser's Accountants and the Seller's Accountants will submit the issue to an accounting firm of international reputation which is independent of the Company, the Purchaser and the Sellers (the "Independent Accounting Firm") which will, within twenty business days after such submission, determine and report to the Purchaser and the Sellers the amount of such Federal Pre-Closing Tax Benefit or State Pre-Closing Tax Benefit, as the case may be, and such report will be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm will be split equally between the Sellers' Representative and the Purchaser.

         (iv) Indemnification. In the event that the Purchaser shall actually pay the Net Tax Benefit to the Sellers, and it shall be finally determined by a court of competent jurisdiction that the Company was not entitled to receive all or a portion of the Pre-Closing Tax Benefit, the Sellers agree to indemnify and hold the Purchaser Indemnified Persons harmless (on an after tax basis) from any and all Losses that may be incurred by the Purchaser Indemnified Persons due to the payment of the Net Tax Benefit to the Sellers. Such right to indemnification shall survive for a period of six months after the termination of the statute of limitations on any Regulation applicable to the Company's Tax Returns for the period ended on or prior to the Closing Date.

         Section 10.06. Cooperation on Tax Matters. The Sellers and the Purchaser shall reasonably cooperate with and shall cause their officers, employees, agents, accountants and representatives to cooperate with each other as necessary in connection with preparing and filing all Tax Returns, reports and forms relating to Taxes with respect to the Company for all Tax periods with respect to the Company, including maintaining and making available to the Sellers and the Purchaser and their officers, employees, agents, accountants and representatives all records reasonably necessary in conjunction with any audit relative to such Taxes and in resolving all disputes and proceedings with respect to any such Tax periods.

         Section 10.07.  Post-Closing Cooperation.

         (a) Access After the Closing. From and after the Closing, the Purchaser shall cause the Company to provide the Sellers with reasonable access to the Company, the Assets and its books and records for any reasonable business purpose relating to the Sellers' interest in and involvement with the Company.

         (b) Cooperation. From and after the Closing, the Purchaser, the Sellers and the Company each agree to furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Assets, the Business and the Company's books and records as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any Action related to Taxes or the operation of the Business prior to the Closing Date. From and after the Closing, the Purchaser, the Sellers and the Company will cooperate with each other in the conduct of any audit or other Action related to Taxes or the operation of the Business prior to the Closing and each shall execute and deliver such other documents as are necessary to carry out the intent of this Section. The Sellers will use their commercially reasonable efforts to cause the Company's Accountants to consent to the public filing of the Company's audited financial statements by the Purchaser in its public filings. The Purchaser will be responsible for and shall pay, any fee required by the Company's Accountants in connection with the granting of such consent and any modifications or procedures undertaken by the Sellers' Accountants in connection with the preparation of the necessary financials in connection therewith.

         Section 10.08. Taxes and Fees. The Sellers, on the one hand, and the Purchaser, on the other hand, will each be responsible for and will duly and timely pay one half of any (a) Taxes, including, without limitation, stock transfer Taxes, sales and use Taxes and real property gains and transfer Taxes and (b) filing fees, including, without limitation the Hart-Scott-Rodino filing fee, recording charges, registration costs and expenses, in each case, directly or indirectly attributable to or arising out of the conveyance, transfer and assigning of the Shares to the Purchaser pursuant to the Sale Documents. Except as otherwise required by law, the Purchaser will be responsible for filing any Tax Returns and complying with any procedures required in connection with all Taxes resulting from such transfer.

         Section 10.09. Aircraft Transfer. Notwithstanding any provision of the Sale Documents to the contrary, the Purchaser, the Company and the Sellers acknowledge and agree that the Company shall be entitled to, and will, transfer the Aircraft from the Company (the "Aircraft Transfer") prior to the Closing and that the Aircraft will be excluded from the sale hereunder. The Purchaser, the Company and the Sellers agree that such Aircraft Transfer shall not constitute a breach or inaccuracy of any representation, warranty, covenant or agreement of the Company or the Sellers contained in the Sale Documents.

                                   ARTICLE XI

                                   Termination

         Section 11.01. Termination. The obligations of the parties under the Sale Documents may be terminated at any time prior to the Closing by:

                  (a) the mutual consent of the Sellers' Representative and the Purchaser;

                  (b) the Sellers' Representative, if the conditions set forth in Section 4.04 shall not have been satisfied by December 21, 1999, unless such date shall be extended by mutual agreement of the Sellers' Representative and the Purchaser (such date being the "Termination Date");

                  (c) the Purchaser, if the conditions set forth in Section 4.05 shall not have been satisfied by the Termination Date; or

                  (d) the Purchaser or the Sellers, under Section 10.04(b).

         Section 11.02. Expenses. Each of the parties hereto will bear its own legal and accounting charges and other expenses arising from the negotiation, preparation and execution of the Sale Documents; provided, however, that if the Sellers' Representative shall terminate this Agreement pursuant to Section 11.01(b) due to (a) the Purchaser's failure to obtain sufficient financing to consummate the transactions contemplated by the Sale Documents, or (b) inability to pay the Purchase Price at the Closing, in each case on or prior to the Termination Date, the Purchaser shall be liable for, and shall pay to the Sellers immediately following such termination (but in no event later than two business days following the Termination Date) an amount in cash equal to $2,962,962.96. The parties agree that such payment shall constitute liquidated and stipulated damages. As acknowledged by the parties, the full extent of the Sellers' and the Company's damages in the event of such a termination can not be accurately anticipated or determined, and the amount of liquidated damages does not constitute a penalty.

         Section 11.03. Effect of Termination. In the event of a termination of this Agreement under Section 11.01, this Agreement will become void and of no further force or effect, except for the provisions of (a) Section 10.01 relating to public disclosures, (b) 10.02 relating to obligations to return or destroy and keep certain information confidential, (c) Section 11.02 relating to the payment of expenses, and (d) this Section 11.03. Notwithstanding any provision of the Sale Documents to the contrary, neither the termination of this Agreement, not anything contained in this Section 11.03 will be deemed to release any party from any liability for breach by any such party of the terms and provisions of the Sale Document or to impair the right of any party to compel specific performance by the other parties of their obligations under the Sale Documents.

                                   ARTICLE XII

                                 Indemnification

         Section 12.01.  Indemnification.

         (a) Indemnification and Release by the Company and the Sellers. Each of the Company (only if the Closing does not occur) and the Sellers, jointly and severally (subject to the provisions of Section 12.04), will indemnify and defend the Purchaser and its Affiliates and each of their respective shareholders, partners, members, managers, directors, officers, employees, agents and Affiliates (collectively, the "Purchaser Indemnified Persons") against and hold each Purchaser Indemnified Person harmless from any and all liabilities, obligations, losses, damages, Actions, judgments, costs, expenses or claims, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses"), that the Purchaser Indemnified Persons suffer or sustain arising out of or due to:

                  (i) any inaccuracy or breach of any of the representations and warranties of the Company or any Seller contained in any Sale Document or in any certificate delivered thereunder;

                  (ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Company or any Seller contained in any Sale Document or in any certificate delivered thereunder; and

                  (iii) the Company's liability (net of any related Tax benefit or deduction to the Company or the Purchaser), if any, with respect to the Michigan Single Business Tax for the fiscal years ended December 31, 1997 and December 31, 1998 or any other state Taxes payable by the Company with respect to the period prior to the Closing Date.

         (b) Indemnification and Release by the Purchaser. The Purchaser will indemnify and defend the Company (only if the Closing does not occur) and the Sellers and each of their respective shareholders, partners, members, managers, directors, officers, employees, agents and Affiliates (collectively, the "Seller Indemnified Persons") against and hold each Seller Indemnified

Person harmless from any and all Losses that the Seller Indemnified Persons suffer or incur arising out of or due to:

                  (i) any inaccuracy or breach of any of the representations and warranties of the Purchaser contained in any Sale Document or in any certificate delivered thereunder; and

                  (ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Purchaser contained in any Sale Document or in any certificate delivered thereunder.

         Section 12.02.  Notice and Opportunity to Defend.

         (a) Indemnification Mechanics. If there occurs an event which a party hereto asserts is an indemnifiable event pursuant to Section 12.01 hereof, the party seeking indemnification (the "Indemnitee") will promptly notify the party obligated to provide indemnification (the "Indemnitor"). If such event involves a claim or Loss by a Person or entity other than a Purchaser Indemnified Person or a Seller Indemnified Person (a "Third Party Claim"), the Indemnitee will give the Indemnitor written notice of such claim or Loss, specifying the amount thereof, if any. Delay or failure to so notify the Indemnitor will only relieve the Indemnitor of its obligations to the extent, if at all, that it is actually prejudiced by reason of such delay or failure. The Indemnitor will have a period of 20 calendar days in which to respond thereto. If the Indemnitor accepts responsibility, then the Indemnitor will be obligated to compromise or defend, at its own expense, such matter, and the Indemnitor will provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue. If the Indemnitor fails to assume the defense of such matter within such 20 calendar day period or does not respond within such 20 calendar day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. In any event, the Indemnitee will have the right to participate at its own expense in the defense of such asserted liability; provided, however, that the Indemnitor will pay the expenses of such defense if the Indemnitee is advised by counsel in writing that there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor (in which case, if the Indemnitee notifies the Indemnitor in writing, the Indemnitor will not have the right to assume the defense of such asserted liability on behalf of the Indemnitee). The Indemnitor will not be liable for any settlement of any Action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such Action, the Indemnitor agrees to indemnify and hold harmless the Indemnitee from and against any Loss by reason of such settlement or judgment.

         (b) Non-Third Party Claims. In the event any Indemnitee should have a claim against the Indemnitor under Section 12.01 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnitee, the Indemnitee will deliver written notice of such claim with reasonable promptness to the Indemnitor. Delay or failure to so notify the Indemnitor will only relieve the Indemnitor of its obligations to the extent, if at all, that it is actually prejudiced by reason of such delay or failure. If the Indemnitor does not notify the Indemnitee in writing within 60 calendar days following its receipt of such notice that the Indemnitor disputes its liability to the Indemnitee under
Section 12.01 (which dispute may be as to the validity of such claim, the amount thereof or both), such claim specified by the Indemnitee in such notice will conclusively be deemed a liability of the Indemnitor under Section 12.01 and the Indemnitor will pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnitor has timely disputed its liability with respect to such claim, as provided above, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute will be resolved by litigation in an appropriate court of competent jurisdiction.

         (c) Contribution. If the indemnification provided for in this Article XII is prohibited under applicable law to an Indemnitee (other than by reason of exceptions provided in this Section) then the Indemnitor, in lieu of indemnifying the Indemnitee, will contribute to the amount paid or payable by the Indemnitee as a result of the Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor on the one hand and of the Indemnitee on the other in connection with the events or circumstances which resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnitor on the one hand and of the Indemnitee on the other will be determined by reference to, among other things, those Persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Losses. The amount paid or payable by a Person as a result of the Losses will include any legal or other fees or expenses reasonably incurred by such Person in connection with investigating or defending any Action.

         Section 12.03. Survival of Indemnification. The representations, warranties, covenants and agreements of the parties contained in the Sale Documents (except for the provisions of Articles II or III which shall survive for an unlimited period of time) or in any document delivered pursuant thereto and the rights to indemnification under this Agreement with respect thereto will survive the Closing Date and will remain in full force and effect thereafter for a period of 18 months after the Closing Date and will be effective with respect to any inaccuracy therein or breach thereof, notice of which has been given within such 18 month period; provided, however, that:

                  (a) the representations and warranties set forth in Section
         5.08 (the "Tax Representations") and the rights to indemnification under Section 12.01(a)(i) with respect thereto will survive the Closing and will remain in full force and effect thereafter for a period ending six months after the termination of the statute of limitations on any Regulation applicable to the matters covered in such Tax Representations, and will be effective with respect to any inaccuracy therein or breach thereof, notice of which has been given to the Sellers within such period;

                  (b) the representations and warranties set forth in Section
         5.21 and the rights to indemnification under Section 12.01(a)(i) with respect thereto will survive the Closing

         Date and will remain in full force and effect thereafter for a period of four years after the Closing Date and will be effective with respect to any inaccuracy therein or breach thereof, notice of which has been given to the Sellers within such four year period; and

                  (c) the representations and warranties set forth in Sections 5.01, 5.02, 5.05(a) and (b), 6.01, 6.02, 6.07 and 6.08 and the rights to indemnification under Section 12.01(a)(i) with respect thereto will survive the Closing and will remain in full force and effect thereafter for an unlimited period of time after the Closing Date.

         Section 12.04. Baskets; Limitation on Liability; Allocation of Liability Among the Sellers.

         (a) Basket. Notwithstanding any provision of the Sale Documents to the contrary, the Purchaser Indemnified Persons and the Seller Indemnified Persons will not be entitled to recover Losses under Section 12.01 unless and until the amount of such Losses suffered, sustained, or incurred by the asserting party, or to which such party becomes subject, by reason of inaccuracy or breach of any representations, warranties, covenants or agreements thereunder, exceeds $500,000 calculated on a cumulative basis (for all Losses) and not per item basis (the "Basket Amount"), and then such party will only be entitled to recover Losses in excess of the Basket Amount; provided, however, that the Basket Amount shall be reduced by the amount of Losses suffered, sustained, or incurred by such party, or to which such party becomes subject, by reason of inaccuracy or breach of any representations, warranties, covenants or agreements under Section 12.01 of the Stock Purchase and Sale Agreement, dated as of the date hereof, among certain of the Sellers, the Purchaser and the other parties thereto; provided, further, however, that the Purchaser Indemnified Persons shall be entitled to recover any Losses under Section 12.01(a)(iii) from the first dollar of such Losses and any such indemnification payments made in respect thereof shall not count towards the Basket Amount.

         (b) Limitations on Liability of the Purchaser. Notwithstanding any provision of the Sale Documents to the contrary, the liability of the Purchaser for indemnification under this Agreement (except with respect to indemnification for breaches of any provision of Articles II or III hereof, which liability shall not exceed the Purchase Price) shall not exceed $13,500,000 in the aggregate (the "Purchaser Liability Cap"); provided, however, that the amount of the Purchaser Liability Cap shall be reduced by the amount of indemnification payments made by the Purchaser under Section 12.01 of the Stock Purchase and Sale Agreement, dated as of the date hereof, among certain of the Sellers, the Purchaser and the other parties thereto.

         (c) Limitations on Liability of the Company and the Sellers. Notwithstanding any provision of the Sale Documents to the contrary, the aggregate liability of the Company and the Sellers for indemnification under this Agreement (except with respect to indemnification for breaches of any provision of Articles II or III hereof or inaccuracies of the representations set forth in Section 5.05(a) and (b), 6.07 or 6.08, which liability shall not exceed the Purchase Price) shall not exceed $13,500,000 (the "Seller Liability Cap"); provided, however, that the amount of the Seller Liability Cap shall be reduced by the amount of indemnification payments made by the Company and the Sellers under Section 12.01 of the Stock Purchase and Sale Agreement, dated as of the date hereof, among certain of the Sellers, the Purchaser and the other parties thereto.

         (d) Diemakers Indemnification. The Purchaser agrees that to the extent that any indemnifiable event under this Article XII is also covered by the indemnification provisions contained in Article XII of the Asset Purchase And Sale Agreement (the "Kanematsu Agreement"), dated as of February 4, 1999, among Diemakers, Inc., Kanematsu USA Inc. ("Kanematsu") and Ganton Technologies Inc. (any such event being a "Kanematsu Liability"), the Purchaser will, and the Purchaser will cause the Company to, first seek indemnification from Kanematsu under such agreement prior to seeking indemnification from the Sellers hereunder; provided, however, that the Purchaser and the Company shall only be required to use its commercially reasonable efforts to pursue a remedy against Kanematsu for a period of 90 days prior to pursuing a remedy under this Agreement; provided, further, however, that the applicable survival period set forth in Section 12.03 shall be extended for the period during which the Purchaser is actually pursuing a remedy against Kanematsu; and provided, further, however, that to the extent that any recovery by the Purchaser Indemnified Persons from Kanematsu is limited or reduced by the "basket amount" in the Kanematsu Agreement, to the extent that the Sellers would be liable under the Sale Documents for such Kanematsu Liability, the Sellers shall be liable to the Purchaser Indemnified Persons for such "basket amount". In the event that the Sellers shall indemnify any Purchaser Indemnified Person for a Kanematsu Liability, the Sellers shall be subrogated to the Company's rights against Kanematsu.

         Section 12.05. Reduction for Insurance. The amount which an Indemnitor is required to pay to, for, or on behalf of any Indemnitee pursuant to this
Article XII will be reduced, including, without limitation, retroactively, by any insurance proceeds which may reasonably be recovered by the Indemnitee in reduction of the related Loss. Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment". If an Indemnitee has received, or if an Indemnitor has paid on the Indemnitee's behalf, an Indemnity Payment in respect of a Loss and the Indemnitee subsequently receives, directly or indirectly, insurance proceeds in respect of such Loss, then such Indemnitee will promptly pay to the Indemnitor the amount of such insurance proceeds, or, if less, the amount of the Indemnity Payment. The parties hereto agree that the foregoing will not affect the subrogation rights of any insurance companies making payments hereunder.

         Section 12.06. Mitigation. Each of the parties covenants and agrees that it will use its commercially reasonable efforts to mitigate any Losses with respect to which such party is or may become entitled to be indemnified by the other party pursuant to this Agreement or any of the other Sale Documents.

         Section 12.07. No Special or Consequential Damages. Notwithstanding anything to the contrary contained in any of the Sale Documents, no party shall be liable to or otherwise responsible to any Seller Indemnified Person or Purchaser Indemnified Person, as the case may be, or any of their respective successors or assigns, for consequential, incidental or special damages or for lost profits with respect to any indemnifiable claims under this Article XII, except to the extent such damages are asserted against an indemnified party by a third party.

         Section 12.08. Exceptions. Notwithstanding anything to the contrary contained in any of the Sale Documents if (a) at the time of executing this Agreement, any party hereto, or any of their representatives or Affiliates, has any actual knowledge that there exists a breach or inaccuracy of any of the representations or warranties contained in any of the Sale Documents made by another party hereto, then the party making such representation or warranty shall have no liability under the Sale Documents by reason of that breach or inaccuracy, and that representation or warranty will be deemed modified for all purposes of the Sale Documents to reflect the facts or circumstances that constitute or give rise to such breach or inaccuracy, or (b) at the time of the Closing, any party hereto, or any of their representatives or Affiliates, has any actual knowledge that any of the conditions to Closing have not been satisfied, and the party having such knowledge nonetheless elects to proceed with the Closing, then, upon the consummation of the Closing, the party having such knowledge shall be considered to have waived any such failure of condition and shall have no claim against the other parties hereto with respect thereto.

         Section 12.09. Sole and Exclusive Remedy. Notwithstanding any provision of the Sale Documents to the contrary, the Sellers, the Company and the Purchaser hereby agree that in the absence of fraud, the indemnification provisions set forth in this Article XII shall be the Purchaser Indemnified Persons' and the Seller Indemnified Persons' sole and exclusive remedy for breaches or inaccuracies of any of the representations and warranties contained in the Sale Documents or the breach or non-performance of any covenant or agreement contained in the Sale Documents. Except for such rights to indemnification under this Article XII and in the absence of fraud, none of the Seller Indemnified Persons nor the Purchaser Indemnified Persons shall have any other claim or remedy relating to the transactions (or the failure thereof) contemplated by the Sale Documents (whether resulting from breach or otherwise).

         Section 12.10.  Guarantee.

         (a) Guarantee. Subject to all of the limitations on liability set forth in this Article XII and under Section 10.05(c)(iii), the Guarantor hereby unconditionally and irrevocably guarantees the due and prompt payment of the indemnification obligations of the Sellers under Article XII of this Agreement (the "Guaranteed Obligations"). If the Guarantor fails to pay any amount owing under this Section 12.10, the Purchaser shall have all of the rights and remedies provided by law. This guaranty is a guaranty of payment and not of collection. Therefore, the Purchaser can insist that the Guarantor pay the Guaranteed Obligations immediately when due, and the Purchaser is not required to attempt to collect first from any Seller or the Company. The obligation of the Guarantor shall be irrevocable and absolute.

         (b) Obligations Not Affected. The Purchaser may release any of the Sellers or the Company from its liability for the Guaranteed Obligations, either in whole or in part, without affecting the obligations of the Guarantor under this Section 12.10. The Guarantor's obligations under this Section 12.10 shall not be released or affected by (i) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Seller or the Company, or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting any Seller or the Company or any of their respective assets or (ii) any change in the composition or structure of any Seller, the Company or the Guarantor, including a merger or consolidation with any other Person.

         (c) Obligations Not Affected by Bankruptcy. The Guarantor further agrees that if any payments to the Purchaser on the Guaranteed Obligations are invalidated in whole or in part, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, the obligations of the Guarantor under this Section 12.10 shall remain in full force and effect (or are reinstated as the case may be) until payment in full of those amounts.

         (d) Waivers. The Guarantor waives any right it may have to receive notice of the following matters before the Purchaser enforces any of its rights:
(i) the Purchaser's acceptance of this guarantee, (ii) any default by the Company or any Seller under the Sale Documents, (iii) any demand, (iv) any action that the Purchaser takes regarding any Seller or the Company regarding the Guaranteed Obligations or any other obligation which it might be entitled to by law or under any other agreement.

         (e) Representations of the Guarantor. The Guarantor hereby represents that (i) the execution and delivery of this Agreement and the performance by the Guarantor of its obligations hereunder do not violate any law applicable to the Guarantor, conflict with any material agreement by which it is bound or require the consent or approval of any Governmental Body or any third party, (ii) that this Agreement constitutes the valid and binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, (iii) that the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (iv) that the execution and delivery of this Agreement and the performance of its obligations hereunder are within its powers and have been duly authorized by all necessary action and do not contravene the terms of its agreement of limited partnership.

                                  ARTICLE XIII

                                  Miscellaneous

         Section 13.01. Notices. All notices, requests, demands and other communications to any party or given under any Sale Document (collectively, "Notices") will be in writing and delivered personally, by overnight courier or by registered mail to the parties at the following address or sent by telecopier, with confirmation received, to the telecopy number specified below (or at such other address or telecopy number as will be specified by a party by like notice given at least five calendar days prior thereto):

         (a)  If to the Purchaser (or the Company after the Closing), at:

                  Intermet Corporation
                  5445 Corporate Drive, Suite 200
                  Troy, Michigan 48098
                  Attention: General Counsel
                  Telephone No.: 248-952-2500
                  Telecopier No.: 248-952-2501

                  With a copy to:

                  Dickinson Wright PLLC
                  500 Woodward Avenue, Suite 400
                  Detroit, Michigan 48226
                  Attention:  Steven H. Hilfinger, Esq.
                  Telephone No.:  313-223-3500
                  Telecopier No.:  313-223-3598

         (b) If to the Sellers, the Sellers' Representative, Joyce Johnson-Miller or the Guarantor (or the Company before the Closing), at:

                  450 Park Avenue
                  New York, New York  10022
                  Attention:  Joyce Johnson-Miller
                  Telephone:  212-891-2119
                  Facsimile:   212-935-8749

                  With a copy to:

                  Richards Spears Kibbe & Orbe
                  One Chase Manhattan Plaza
                  57th Floor
                  New York, New York 10005
                  Attention:  William Q. Orbe, Esq.
                  Telephone No.:  212-530-1800
                  Telecopier No.:  212-530-1801

All Notices will be deemed delivered when actually received.

         Section 13.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

         Section 13.03. Integration. The Sale Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

         Section 13.04. Interpretation. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement and (b) article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified. References in this Agreement to any law or regulation will refer to such laws and regulations as from time to time amended and to any laws or regulations successor thereto. Unless the context otherwise requires, the term "including" will mean "including, without limitation."

         Section 13.05. Accounting Terms and Determinations. Unless otherwise specified, all accounting terms will be interpreted, all accounting determinations will be made, all records and books of account will be kept and all financial statements required to be prepared or delivered will be prepared in accordance GAAP, applied on a basis consistent with the most recent audited financial statements of the type referred to in Section 5.07.

         Section 13.06. Descriptive Headings. The headings in this Agreement and in the Schedules are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

         Section 13.07. Incorporation of Schedules and Exhibits. The Schedules and Exhibits hereto are incorporated into this Agreement and will be deemed a part hereof as if set forth herein in full. References to "this Agreement" and the words "herein", "hereof" and words of similar import refer to this Agreement (including the Schedules and Exhibits) as an entirety. In the event of any conflict between the provisions of this Agreement and any Schedule or Exhibit, the provisions of this Agreement will control. Capitalized terms used in the Schedules have the meanings assigned to them in this Agreement. The Section references referred to in the Schedules are to Sections of this Agreement, unless otherwise expressly indicated.

         Section 13.08. Amendment of Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 13.09. Successors and Assigns. This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement and the rights and obligations of the parties hereto may not be assigned by any party hereto without the prior written consent of all other parties hereto. Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning party of any obligation under this Agreement.

         Section 13.10. No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Sale Documents will be cumulative and not exclusive of any rights or remedies provided by law.

         Section 13.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 13.12. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

         Section 13.13. No Third-Party Rights. This Agreement is not intended, and will not be construed, to create any rights in any parties other than the Company, the Sellers, the Sellers' Representative and the Purchaser, and no Person, including, without limitation, the officers, directors and employees of the Company, may assert any rights as third-party beneficiary hereunder, except as provided in Article XII.

         Section 13.14. Submission to Jurisdiction. Any Action with respect to any Sale Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and each of the Company, the Sellers and the Purchaser hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of these courts. Each of the Company, the Sellers and the Purchaser hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions. The Company and the Sellers further irrevocably consent to the service of process of any of the courts referred to above in any Action by the mailing of copies of the process to the Company and the Sellers as provided in Section
13.01. Service effected as provided in this manner will become effective ten calendar days after the mailing of the process.

         Section 13.15. Further Assurances. Promptly upon reasonable request by any party hereto, the Purchaser, the Company and the Sellers shall (with the expenses paid by the party responsible as provided in this Agreement) correct any defect or error that may be discovered in any Sale Document or in the execution, acknowledgment or recordation of the Sale Document and execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations, notices of assignment, transfers, certificates, assurances and other instruments as the Purchaser may require from time to time in order (a) to carry out more effectively the purposes of each Sale Document, (b) to enable the Purchaser to exercise and enforce its rights and remedies and collect any pay-ments and proceeds under each Sale Document and (c) to transfer, preserve, protect and confirm to the Purchaser the rights granted or now or hereafter intended to be granted to the Purchaser under each Sale Document or under each other instrument executed in connection with any Sale Document to which the Sellers are or may become parties.

         Section 13.16. Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under any Sale Document or any amendment, instrument, document or agreement delivered or to be delivered in connection with any Sale Document and agrees that any Action will be tried before a court and not before a jury.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SHAREHOLDERS:

                        GANTEC II, LLC,

                        By:  Gantec Management, LLC, its Manager,



                        By:___________________________________________
                           Name:
                           Title:


                        JJM, LLC, for itself and as the Sellers' Representative,



                        By:___________________________________________
                           Joyce Johnson-Miller
                           Manager


                        CERBERUS INSTITUTIONAL PARTNERS, L.P.

                        By:  Cerberus Associates, LLC, its General Partner,



                        By:___________________________________________
                           Name:
                           Title:

COMPANY:

                        DIVERSIFIED DIEMAKERS, INC.



                        By:___________________________________________
                           Name:
                           Title:
PURCHASER:

                        INTERMET CORPORATION



                        By:___________________________________________
                           Name:
                           Title:

GUARANTOR:

                        CERBERUS PARTNERS, L.P., solely for the purpose of providing the guarantee set forth in Section 12.10,

                        By:  Cerberus Associates, LLC, its General Partner,



                        By:___________________________________________
                           Name:
                           Title:

RESTRICTED PARTY:



                        _______________________________________________
                        JOYCE JOHNSON-MILLER, solely for the purpose of agreeing to the provisions of Section 8.07